UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NEWFIELD EXPLORATION COMPANY

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QUESTIONS AND ANSWERS with Our Chairman of the Board

Q	How do you view the role of Newfield’s Board of Directors?

A	The overarching role of the members of our Board of Directors is clear—they are elected to represent you, our stockholders. However, there’s a great deal of substance behind that simple statement.

Newfield is privileged to have an active Board comprised of members whose unique experiences and strong independence—all of my colleagues on the Board are independent—coalesce for maximum effectiveness. Our Board takes very seriously its fiduciary obligations to oversee and support the strategic direction of the Company.

Newfield operates in a sector affected by shifts in external factors ranging from geopolitics, climate and weather to commodity prices and tax structures. We therefore consider it essential to have a Board that understands the potential impact of these forces on the underlying value and future potential of the enterprise. Knowing how and when to use our equity, access the capital markets or make other strategic pivots depends on our Board having a deep understanding of the sector’s risks and opportunities. We are fortunate that half of our Board members have direct oil and gas leadership experience.

Our directors enhance their oversight by annually electing an independent Lead Director who engages in setting Board agendas, assists our standing committees, presides over non-employee director executive sessions and briefs me, the Chairman, on issues discussed in these forums.

Q	How does the Board seek to mitigate Newfield’s primary risks?

A	The Board has primary responsibility for overseeing our risk management. Management is responsible for assessing and managing our strategic and business risks and opportunities.

Each standing committee of the Board is responsible for overseeing the risks inherent in their areas and providing regular reports regarding them to our Board. For example, the Audit Committee oversees financial and compliance risks. The Compensation and Management Development Committee oversees human capital risks and opportunities, talent development and succession planning and pay-for-performance. Our Operations and Reserves Committee oversees the risks and opportunities related to our operations and reserves as well as those related to safety and environmental stewardship. Our Corporate Governance and Nominating Committee works to ensure that our director recruitment activities match skills with risks. It also oversees the governance structures responsible for risk management more generally. See pages 23 and 24 for more on each of these committees.

The full Board annually reviews the principal issues and risks the Company may face and continually assesses our corporate strategy, as well as our processes to manage and mitigate these risks.

Q	What are the key drivers of compensation decisions at Newfield?

A

We believe our employees will perform at their best if we treat them like the valued team members they are and compensate them to act as owners. This includes providing them with fulfilling benefits and jobs at market-competitive wages that support long-term loyalty and enable work-life balance. We also believe in rewarding our leadership for accomplishing corporate goals that collectively fuel strong and sustainable long-term stockholder returns.

To achieve these goals, our senior leadership’s compensation is comprised of three distinct components—competitive base salaries, annual incentive awards and long-term equity incentive awards. Employees and executive officers are eligible to earn cash annual incentive awards (“AIP”) each year based on levels of achievement of defined Company performance measures that we believe closely align with value creation and our strategic priorities. Based on stockholder feedback, we restructured our 2018 AIP program and adopted updated metrics, including debt adjusted production growth per share (versus absolute production growth), cash flow per share, cash-on-cash returns and corporate responsibility (“CR”) goals.

We generally grant equity awards each year across our organization, not just to our executive officers. These awards—in the form of performance-based and time-based restricted stock units (“RSUs”)—comprise the majority of our executive officers’ total compensation package to reward creation of long-term stockholder value and achievements consistent with our long-term business strategies. We are proud of the excellent internal and external pay parity of our compensation plans.

Beginning in 2018, we have increased the proportion of performance-based equity awards received by our management team so that grants to our senior leadership are 60% performance-based RSUs tied to our relative total stockholder return performance over a three-year period and 40% time-based, retention-focused RSUs. All other officers receive 50% time-based RSUs and 50% performance-based RSUs.

Newfield Exploration Company • 2018 PROXY STATEMENT    3

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Q	How does Newfield prepare its workforce and organizational structure to be successful on the road ahead?

A

Our Vision, Mission and Core Values, featured on our website, underpin our strategic direction and help us identify our goals and measure our accomplishments. Every new employee is introduced to these important principles, which are evident in our decision making and reinforced via our hiring and promotion decisions and compliance functions.

In an era of constant employee turnover, we invest in finding the best people and retaining them via extensive training and talent-development opportunities. We have conducted a college intern program for more than 20 years that offers opportunities to gifted, motivated and diverse people. Our interns are partnered with mentors and provided guidance and support whether or not they return to Newfield. We believe this program supports inclusive and stable communities as well as positions us for a strong future. We also have an active college recruiting program. For example, approximately 44% of the engineers we employ today were recruited to Newfield through our college recruiting program. In addition, more than 35% of our workforce is between the ages of 21 and 35 and another 30% is between the ages of 36 and 45.

Q	How does the Board think about and manage corporate responsibility, including environmental, social and sustainability issues?

A

We have a Board-level liaison who provides guidance to our management on the CR process and its development. The Board liaison meets with the CR team periodically to discuss the latest updates and provide guidance on potential enhancements or modifications and keeps the Board apprised of our CR progress.

Our leadership team works proactively with our Board in the CR process. We maintain CR accountability through programs, policies, systems, controls, stakeholder-relationship management and performance evaluations. Our Board is fully engaged in the Company’s commitment to sustainability and citizenship throughout our operations. We also include CR metrics in our risk identification and annual materiality assessment processes.

Beginning in 2018, CR goals will comprise 12.5% of the total AIP award metrics for our executive officers. CR metrics, including safety, have always played a role in our employee review and promotion processes.

Q	What are the key challenges facing E&P companies today, and more specifically, Newfield?

A

Our leadership and Board regularly discuss the larger physical, geopolitical and cultural shifts that affect our long-term direction—functions now frequently referred to as scenario planning, but ones we have always performed. More immediately, as a commodity-driven industry, we are affected by commodity price volatility. Given our early shift from a predominantly natural gas company to an oil-and-liquids-focused one, we are well positioned to deliver stockholder value. One of the measures we have taken to help us mitigate the price impact on our operations over the near-term is a very proactive hedging strategy. This allows us to focus on what we can control—drilling top-tier wells in premier basins.

Our focus is on maximizing returns and achieving full-field development across our various assets. To this end, we have established a deep, high-quality inventory of assets and are building the enterprise for a long-term sustainable future. Today, we have successfully navigated the capture and assessment phases in the Anadarko Basin. In the more mature Williston Basin, we are generating significant free cash flow from operations. As a result, we believe we are within reach of attaining free cash flow generation for our Company as a whole as early as the second half of this year.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 15, 2018

8:00 a.m. Central Daylight Time

Via live webcast at www.virtualshareholdermeeting.com/NFX2018

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Newfield Exploration Company (“Newfield” or the “Company”). As in past years, the Annual Meeting will be a virtual meeting of stockholders conducted via live webcast, which allows us to provide real-time communication and easy access for stockholders and to facilitate participation since stockholders can participate from any location.

The Annual Meeting is being held for the following purposes:

1.	To elect the Board of Directors for the coming year;
2.	To hold an advisory vote to approve the compensation of Newfield’s named executive officers (“NEOs”);
3.	To ratify the appointment of PricewaterhouseCoopers LLP as Newfield’s independent auditor for the year ending December 31, 2018; and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By logging into our webcast, you will be able to hear our presentation, submit your questions and vote on all proposals to be considered at the Annual Meeting.

The close of business on March 20, 2018 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

The Notice of Internet Availability of Proxy Materials, this Proxy Statement and the form of proxy or voting instruction card are first being sent or made available to stockholders on or about March 29, 2018. For instructions on voting, please refer to the Notice of Internet Availability you received in the mail or electronically or, if you requested a hard copy of the Proxy Statement, refer to your enclosed proxy card.

Your vote is very important to us. Even if you plan to attend the virtual meeting, we urge you to vote in advance online or by telephone.

March 29, 2018

By order of the Board of Directors,

TIMOTHY D. YANG

General Counsel and Corporate Secretary

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YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 15, 2018

The Notice of Internet Availability of Proxy Materials for the 2018 Annual Meeting (the “Notice”), the Proxy Statement for the 2018 Annual Meeting (the “Proxy Statement”) and our 2017 Annual Report and Form 10-K are available at:

http://www.proxyvote.com

You may vote online or over the phone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may revoke your proxy at any time before the Annual Meeting by following the instructions in this Proxy Statement. You may also attend the Annual Meeting virtually and vote on the proposals when presented. You will need the 16-digit control number provided on the Notice or your proxy card to vote at the meeting. See “Questions and Answers about the Meeting” beginning on page 62 for information about voting by telephone or Internet, how to revoke a proxy and how to vote shares at the virtual annual meeting.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive compensation are forward-looking statements within the meaning of the federal securities laws. These statements include estimates of future amounts payable under awards, plans and agreements or the present value of future amounts, as well as the estimated value at December 31, 2017, of awards that may vest based on future performance. Estimating future payments is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate future payments, we make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the date of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement. Please refer to information regarding forward-looking statements on page 1 and 2 of our 2017 Annual Report on Form 10-K filed with the SEC for more information regarding our Company’s anticipated results and the factors that may cause actual results to vary significantly from those anticipated.

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PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this document. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

TIME AND DATE:	PLACE	RECORD DATE:
8:00 a.m. Central Daylight Time	Via live webcast through the link	March 20, 2018
on Tuesday, May 15, 2018	www.virtualshareholdermeeting.com/NFX2018

VOTING:

Stockholders as of the record date are entitled to vote.

Vote by Internet at	Vote by telephone	Vote by completing and returning your
http://www.proxyvote.com	at 1-800-690-6903	proxy card or voter instruction card

Vote during the meeting via the Internet at www.virtualshareholdermeeting.com/NFX2018. You will need the 16-digit control number provided on the Notice or your proxy card.

We urge you to vote before the meeting.

Voting Matters

BOARD RECOMMENDATION

PROPOSAL 1  Election of Directors

Voting Standard: Majority of the votes cast with respect to each director, meaning the number of shares voted “for” that director must exceed the number of votes “against” that director. Abstentions and broker non-votes will have no effect in determining whether or not a director is elected.

each director nominee

PROPOSAL 2  Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

Voting Standard: Majority of votes cast on the proposal. Abstentions and broker non-votes will have no effect in determining whether the proposal is approved.

PROPOSAL 3  Ratification of Appointment of Independent Auditor

Voting Standard: Majority of votes cast on the proposal. Abstentions will have no effect in determining whether the proposal is approved. Because your broker has discretion to vote your shares on the proposal in the absence of voting instructions from you, there will be no broker non-votes.

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Corporate Governance Highlights

The Board is responsible for, and believes in, overseeing Newfield’s assets and business affairs in an honest, fair, diligent and ethical manner driven by comprehensive corporate governance practices and principles, including the following:

Proxy access
9 out of 10 directors are independent
Annual “say-on-pay” advisory vote
Lead independent director
Annual election of directors with majority voting standard
Clawback policy
Executive session of independent directors held at each regularly scheduled Board meeting
Stock ownership guidelines for executives and directors
Independent Audit, Compensation, Governance and Operations & Reserves Committees
No poison pill
Mandatory retirement age of 72 for directors (subject to waiver)
No pledging or hedging of Company stock
Active stockholder engagement
Stockholder right to call a special meeting
Robust director nominee selection process

Director Nominees

The following table provides summary information about each director nominee. Each director stands for election annually. More detailed information about each director’s background, skill set and areas of expertise can be found beginning on page 15.

Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Public Company Boards
Lee K. Boothby	56	2009		Chairman, President and CEO, Newfield Exploration Company	• None	None
Steven W. Nance (Lead Director)	61	2013		President and Manager, Steele Creek Energy, LLC	• Nominating & Corporate Governance (Chair) • Operations & Reserves	Cloud Peak Energy, Inc.
Pamela J. Gardner	61	2005		CEO, Your Mind at Work	• Audit • Nominating & Corporate Governance	None
Edgar R. Giesinger, Jr.	61	2017		Retired	• Audit	Solaris Oilfield Infrastructure, Inc. and Geospace Technologies Corporation
Roger B. Plank	61	2015		Founder and CEO, Apex International Energy Management, LLC	• Audit • Operations & Reserves	None
Thomas G. Ricks	65	1992		CIO, H&S Ventures L.L.C.	• Audit (Chair) • Nominating & Corporate Governance	None
Juanita M. Romans	67	2005		Chairman and CEO, The Romans Group	• Compensation & Management Development • Nominating & Corporate Governance	None
John W. Schanck	66	2013		Retired	• Operations & Reserves (Chair) • Compensation & Management Development	None
J. Terry Strange	74	2004		Retired	• Compensation & Management Development (Chair) • Audit	Group 1 Automotive, Inc., New Jersey Resources Corporation and BBVA Compass Bancshares, Inc.
J. Kent Wells	61	2015		Retired	• Compensation & Management Development • Operations & Reserves	None

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Corporate Responsibility and Sustainability

We drive prosperity into our communities through (1) ensuring our corporate governance practices align company core values and stakeholder interests, (2) engaging with causes that are meaningful to us, (3) creating a safe workplace for all employees and contractors, and (4) our collaborative approach and commitment to the environment. To further incentivize our management to focus on these important responsibilities, beginning in 2018, 12.5% of our executive officers’ respective annual incentive awards (”AIP”) will be tied to goals in the area of corporate responsibility (“CR”). You can find additional information about our 2018 AIP below under “—2018 Annual Incentive Program Performance Metrics” and about our CR highlights from our most recent reporting cycle under “Corporate Governance—Corporate Responsibility and Sustainability.”

Corporate Governance

•	Key elements of Newfield’s corporate governance include Board succession planning, executive and independent leadership on the Board, Board self-evaluations, Board oversight of corporate responsibility and risk management processes and company-wide compliance with our Code of Business Conduct and Ethics and other company policies.
•	Other corporate governance highlights are set forth on page 8 of this Proxy Statement.

Community Engagement

•	We engage with causes that are meaningful to us and to the communities in which we live and work by matching employee donations, participating in volunteer opportunities, supporting charities through our foundation and providing university rewards and scholarships.
•	We emphasize community outreach and the advancement of social performance.

Safety

•	We focus on safety performance as measured by consolidated OSHA total recordable incident rate, demonstration of a robust safety reporting system considering safety observations, “stop the job” drills and near miss reporting and assessment, and validation of contractor capabilities and performance through audits, job safety analyses and third-party performance reviews.

Environment

•	We strive to limit air emissions throughout our operations by tracking emissions as a percentage of total production, expanding leak detection and repair program usage, reducing truck traffic through use of pipeline transport and meeting and exceeding regulatory requirements.
•	We minimize fresh water use and reduce operational spills through tracking of recycling and reuse of produced water, investment in storage and pipeline infrastructure systems, engagement with the research community and documentation of environmental observations and continued audits, control and countermeasure plans.
•	We also focus on measurement of total produced fluid spill rate, reportable releases and total volume produced and incident response and remediation.

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Executive Compensation Highlights

Total Stockholder Return (“TSR”) Performance

Following a five-year period (2010-2014) of exceptional strength and consistency, crude oil prices began collapsing in late 2014. The price of oil (NYMEX WTI) reached a low of approximately $26 per barrel in February 2016, as compared to approximately $107 per barrel in mid-2014. Natural gas prices also experienced significant declines in 2014-2017, as the NYMEX Henry Hub natural gas price during that period ranged from a high of approximately $6.15 per MMBtu in February 2014 to a low of approximately $1.64 per MMBtu in March 2016 (the lowest price since February 1999). Despite these significant challenges, our TSR performance over the past three years compares well versus a group of our peers in the E&P industry that we are likely to be compared against (the “E&P Peer Group”).

We believe that our strong balance sheet and liquidity, operational execution, timely acquisitions and divestitures and continued positive results in the SCOOP and STACK plays have helped to differentiate our story from our peers in the E&P Peer Group during this period of commodity price volatility. As a result, we had a gain in TSR of approximately 19% over the past three years ended December 31, 2017, versus an average decline of approximately 11% in the E&P Peer Group in the same period. The “Relative TSR Performance – 3 Year” chart below compares our TSR to the E&P Peer Group.

2015-2017 Key Accomplishments

Recapitalized Newfield through the issuance of nearly $1.6 billion in equity ($776 million in 2016 and $815 million in 2015). We exited 2017 with ~$325 million of cash on hand.

Domestically produced ~56 MMBOE in 2017, ~51 MMBOE in 2016 and ~44 MMBOE in 2015, adjusted for asset sales, with outperformance primarily attributed to operations in the Anadarko Basin.

Completed and commissioned the Barton Creek Water Recycling Facility in STACK, which is now processing more than 30,000 bbl/day.
Acquired ~40,000 net acres in STACK for $476 million in 2016 and sold ~$591 million in non-strategic assets in 2015-2017.

Replaced 435% of 2017 domestic production and increased our year-end reserves by ~167 MMBOE due to extensions, discoveries, revisions and other additions, ending the year with consolidated proved reserves of ~680 MMBOE. Consolidated proved reserves were up 33% year-over-year and were ~59% proved developed and ~58% liquids.
Reduced 2017 per unit-of-production domestic operating costs (adjusted)* by 11% compared to 2015 and implemented innovative ways to enhance margins. We expect that many of these savings will be sustainable as commodity prices continue to recover.

Realized TSR increase of approximately 19% during the past three-year period, which compares to an average decrease in the E&P Peer Group of approximately 11%.

* Operating costs exclude depreciation, depletion, and amortization (“DD&A”), ceiling test impairments, unused firm gas transportation and oil and gas delivery short fall fees. For a more detailed explanation of how we calculate this non-GAAP measure, please refer to Appendix A to this Proxy Statement.

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Compensation Program Overview

The Compensation Committee believes that a program weighted toward variable, at risk compensation helps align NEO and stockholder interests. The charts below illustrate the approximate mix of 2017 target total direct compensation for our CEO and other NEOs:

Stockholder Engagement

The Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may communicate with our Board as provided below:

INTERNET	CALL	WRITE	ATTEND
email Investor Relations IR@newfield.com or visit www.newfieldexploration. ethicspoint.com	Investor Relations 281-210-5321 or Ethics Line 866-593-5936	Corporate Secretary Newfield Exploration Company 4 Waterway Square Place Suite 100 The Woodlands, Texas 77380	Newfield’s 2018 Annual Meeting through the link: www.virtualshareholdermeeting. com/NFX2018.

We are committed to a robust stockholder engagement program. The Board values our stockholders’ perspectives and feedback on our executive compensation program, corporate governance practices, safety and environmental programs, and corporate responsibility (“CR”) initiatives. In 2017, we reached out to more than two-thirds of our ownership and offered a call or in-person meeting. We had discussions with approximately 50% of our owners. In addition to our Chairman, President and CEO and other members of our management team, our Lead Director and our Audit Committee chair were actively involved in our stockholder outreach program during 2017. Our year-round focus on stockholder outreach is described in more detail below:

In addition, we conduct multiple meetings each year with stockholder groups to discuss strategy and governance issues and, as appropriate, facilitate meetings between stockholders and our senior leadership and directors. We believe our engagement has been productive and provides for an open exchange of ideas and perspectives with our stockholders, and we value the insights we gain from our stockholder outreach efforts.

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2018 Annual Incentive Program Performance Measures

One specific area we discussed with our stockholders over the past year was our annual incentive program (“AIP”) metrics and goals. Based on these discussions, E&P market research, consultation with our independent compensation consultant, Longnecker & Associates, and our desire to align incentives with stockholders, we modified our AIP metrics for officers to emphasize returns-based and leverage-adjusted measures under our restructured AIP for 2018, which incorporates eight equally-weighted Company performance metrics as follows:

2017 AIP METRICS			2018 AIP METRICS		NEW
Weight	Metric		Weight	Metric
15%	Domestic Production		12.5%	Debt Adjusted Production Growth Per Diluted Share	*
15%	Domestic Proved Reserves Replacement Ratio		12.5%	Proved Reserve Replacement Ratio
15%	Discretionary Cash Flow		12.5%	Cash Flow Per Diluted Share	*
		+	12.5%	Cash on Cash Return	*
15%	Domestic Controllable Expense		12.5%	Ongoing Operating Expense
15%	Domestic Proved Developed Finding & Development Costs		12.5%	Proved Developed Finding & Development Costs
		+	12.5%	Corporate Responsibility (“CR”)	*
25%	Strategic Priorities		12.5%	Corporate Strategy

More information regarding our CR goals is provided above under “—Corporate Responsibility and Sustainability.” AIP awards comprise a significant portion of our executives’ total compensation package, and the new and updated metrics incorporated into the 2018 AIP are intended to reward executives for performance in a variety of areas that are critical to our short- and long-term success.

2018 Long-Term Equity-Based Incentive Awards

The Compensation Committee also approved changes to the ratio of time- to performance-based RSUs awarded to our executive officers for 2018. As a percentage of total award value, the percentage of performance-based RSUs was increased for all senior leadership (Senior Vice Presidents and above) to 60% and for all other officers to 50%. The Compensation Committee believes this change provides greater stockholder alignment for senior leadership by motivating consistent improvement in long-term stockholder value.

2018 LONG-TERM EQUITY-BASED INCENTIVE AWARD MIX

ALL SENIOR LEADERSHIP

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Proposal 1: Election of Directors

How Nominees Are Selected

The Board has adopted Director Selection Process and Guidelines that establish criteria for nominating, screening and evaluating director candidates and nominees. The Nominating & Corporate Governance Committee (the “Governance Committee”) recommends director nominees for approval by the full Board. The Governance Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming director elections and actual or expected Board vacancies. The Governance Committee is authorized, at Newfield’s expense, to retain search firms, consultants, and any other advisers it deems appropriate to identify and screen potential candidates, including those nominated or recommended by its members, other directors, senior management and stockholders.

The Governance Committee reviews the size and structure of the Board and considers director tenure, skills and experience in determining the slate of nominees and as part of director succession planning. When evaluating candidates, the Governance Committee (1) considers the general needs of the Board and Newfield; (2) consults with the Chairman, President and CEO, Lead Director, other Board members and key members of senior management; (3) considers the results of recent Board and Governance Committee self-evaluations; (4) identifies needed skill sets due to anticipated retirements and vacancies; and, (5) if needed, consults with external advisors.

The Governance Committee seeks a balanced representation of core competencies important to the Board’s oversight role for the long-term success of Newfield’s business strategies. The Governance Committee endeavors to find candidates of high integrity who have a solid reputation and record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of stockholders.

ALL OF OUR DIRECTORS EXHIBIT THE FOLLOWING QUALIFICATIONS:	THE GOVERNANCE COMMITTEE CONSIDERS EXPERIENCE IN THE FOLLOWING AREAS:
personal and professional integrity and business ethics;	oil and gas industry and operations;
strength of character and judgment;	health, safety and environmental matters;
ability and willingness to devote sufficient time to Board duties;	finance and accounting;
potential contribution to the diversity and culture of the Board;	technology;
business and professional achievements and experience;	corporate social responsibility; and
ability to represent the interests of all stockholders;	public policy matters.
strategic vision and leadership experience at a policy making level;
demonstrated knowledge of corporate governance matters applicable to U.S.-based companies;
demonstrated ability to understand and respect the advisory and proactive oversight responsibility of the Board;
comprehension of the role of a public company director, particularly the fiduciary duties owed to Newfield and all of its stockholders;
absence of conflicts with a director’s fiduciary duties;
independence from management under relevant rules;
expressed willingness to comply with all Newfield policies and guidelines applicable to the directors; and
compliance with Board policies.

After reviewing potential candidate qualifications, the Governance Committee recommends selected candidates for in-person interviews. To the extent feasible, potential candidates are interviewed by the Chairman, President and CEO and a majority of the Governance Committee members and results are considered by the Governance Committee. The Governance Committee also reviews sitting directors who are being considered for re-nomination.

Mr. Giesinger, who was first elected to the Board in August 2017 to fill a newly created vacancy resulting from the Board’s decision to increase the size of the Board from nine members to ten members, was initially referred to the Governance Committee and the Board for consideration by Spencer Stuart, an executive search firm retained by our Governance Committee.

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Director Nominees

The Governance Committee has nominated the ten individuals named below for election as directors at our Annual Meeting. Proxies cannot be voted for more than ten nominees.

If elected, each nominee below will serve as a director until our 2019 Annual Meeting of Stockholders and thereafter until a successor has been elected and qualified, or, if earlier, until the director’s death, resignation or removal. Unless instructions to the contrary are given, all properly delivered proxies will be voted for the election of these ten nominees.

Our Bylaws require that each director receive a majority of the votes cast with respect to such director in uncontested elections, meaning that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. If our stockholders do not re-elect a nominee who already is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws, holdover directors must submit an irrevocable resignation in writing to the Chair of the Governance Committee. The Governance Committee must make a recommendation to our Board regarding whether to accept or reject the resignation, or whether other action should be taken. Our Board would then act on the Governance Committee’s recommendation and publicly disclose its decision (including if the resignation is rejected, the rationale behind it) within 90 days of the date the election results were certified.

If any nominee is unable or unwilling to serve, the proxy holders will vote for such other person as may be nominated by the Governance Committee. Alternatively, our Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Composition of the Board

Our Board is a collection of individuals with a variety of complementary skills derived from their diverse backgrounds and experiences. All of our director nominees currently serve on our Board, and our Board has determined that each of our nominees, other than Mr. Boothby, is independent. The following information, which is as of March 20, 2018, introduces each of the director nominees for election at our Annual Meeting.

90%	50%	50%	20%
INDEPENDENT	OIL AND GAS EXPERIENCE	TENURE OF 5 YEARS OR LESS	WOMEN

2017 VOTING RESULTS: AVERAGE 98% “FOR” EACH DIRECTOR NOMINEE

COMMITTEE LEGEND:
AUDIT	COMPENSATION & MANAGEMENT DEVELOPMENT	NOMINATING & CORPORATE GOVERNANCE	OPERATIONS & RESERVES

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LEE K. BOOTHBY
CHAIRMAN Age 56 Director since 2009 Chairman since May 2010

MR. BOOTHBY is our Chairman, President and CEO. He was promoted to the position of President in February 2009 and to the additional role of CEO three months later. From October 2007 until February 2009, Mr. Boothby served as our Senior Vice President – Acquisitions & Business Development. He managed our Mid-Continent business from February 2002 to October 2007, and was promoted from General Manager to Vice President in November 2004. Mr. Boothby was responsible for leading Newfield’s early development of the Woodford Shale play in southeastern Oklahoma, and other resource plays that have driven this region’s significant growth. From 1999 to 2002, Mr. Boothby served as the Vice President and General Manager of our former Australian operations in the Timor Sea, which were divested in 2003. Prior to joining Newfield, Mr. Boothby worked for Cockrell Oil Corporation, British Gas and Tenneco Oil Company.

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

Relevant Management and Leadership Experience:

President and CEO of Newfield since 2009; led two Newfield business units – Mid-Continent and Australia

Broad International Exposure:

Spent three years in Australia building our former Australian business unit

Extensive Knowledge of Newfield’s Business, Industry and Community:

Over 18 years in managerial positions at Newfield and 36 years of experience in the oil and gas industry; broad experience in onshore environments, including more than 15 years of experience in North American resource plays; member of the board of directors of the American Petroleum Institute; member of the board and past chairman of the American Exploration & Production Council; member of the National Petroleum Council, where he serves on the Finance Committee; past board member of the Independent Petroleum Association of America, America’s Natural Gas Alliance, Oklahoma Independent Petroleum Association and the Oklahoma Energy Resources Board; 2015 recipient of the prestigious Chief Roughneck Award, honoring an individual whose lifetime achievements represent the highest ideals of the industry; holds degrees in Petroleum Engineering (B.S.) and Business (M.B.A.)

Community Dedication and Charitable Experience:

Serves on the Advisory Committee of the Louisiana State University Craft & Hawkins Department of Petroleum Engineering; serves on the Council of Overseers for the Rice University Jones Graduate School of Business

STEVEN W. NANCE (LEAD DIRECTOR)
INDEPENDENT Age 61 Director since 2013 Lead Director since May 2015 Committees • Nominating & Corporate Governance (Chair) • Operations & Reserves

MR. NANCE, our Lead Director, has served as President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company, since 2010. Since 2007, Mr. Nance also has provided consulting services on matters such as oil and gas investments, succession planning, coaching and leadership development. Mr. Nance began his career in 1978 as an engineer with The Superior Oil Company. Mr. Nance joined Meridian Oil, Inc., the predecessor company to Burlington Resources, Inc., in 1985, where he held positions of increasing responsibility until his departure in 1997 as Vice President of Burlington’s Gulf Coast division. From 1997 to 1999, he was with XPLOR Energy and its predecessor company, acting as its Chairman, President and CEO in 1999, when XPLOR Energy was acquired by Harken Energy Corporation. From 2000 to 2007, Mr. Nance served as President of Peoples Energy Production Company, until it was acquired by El Paso Corporation.

OTHER PUBLIC COMPANY DIRECTORSHIPS IN PAST FIVE YEARS:

The Williams Companies, Inc. (2012-2016); Cloud Peak Energy, Inc. (2010-present)

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

Relevant Management and Leadership Experience:

Has held executive positions in several organizations, both public and private, in the oil and gas industry, including holding the role of president and/or CEO at XPLOR Energy and Peoples Energy

Extensive Knowledge of Newfield’s Business and Industry:

Nearly 40 years of experience in the oil and gas industry ranging from various engineering assignments to C-level executive; holds a B.S. in Petroleum Engineering

Community Dedication and Charitable Experience:

Recognized as a Distinguished Engineer from the College of Engineering at Texas Tech and is a registered professional engineer (inactive status). Serves on the board for The Center for the Performing Arts at The Woodlands

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PAMELA J. GARDNER
INDEPENDENT Age 61 Director since 2005 Committees • Audit • Nominating & Corporate Governance

MS. GARDNER has served as the CEO of Your Mind at Work, a consulting firm, since January 2013. She spent 24 seasons with the Houston Astros Baseball Club, serving her last 11 years as President, Business Operations. Ms. Gardner began her career with the Houston Astros in 1989 as Director of Communications, was promoted to Vice President of Marketing in 1996, then promoted to Senior Vice President of Sales and Marketing in 1999, and served in that role until becoming President in 2001. She retired as President in January 2012, but provided advisory services to the ownership group throughout 2012.

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

Diversity:

First female executive inducted into the Texas Baseball Hall of Fame; longest tenured female executive officer in Major League Baseball; public speaker and writer on women’s leadership issues; recipient of the YWCA’s Outstanding Woman of Achievement Award in 2006 and the Trailblazer Award from the Houston Women’s Chamber of Commerce; included in a special exhibit on Women in Baseball in the Baseball Hall of Fame in Cooperstown, New York

Relevant Management and Leadership Experience:

Professional experience in strategic planning, project development, professional sports, nonprofit/charitable organizations and business; managed all business and operational aspects of the Houston Astros, including oversight of all revenue areas, building management, customer service, finances, sponsorship and ticket sales, community, advertising and marketing, as well as non-baseball events at Minute Maid Park; frequent speaker on leadership and diversity; received the Marguerite Ross Barnett leadership award from the Houston Area Urban League in 2008; in 2017, received the Woman of Inspiration Award from the Houston Chapter of WISE (Women in Professional Sports)

Community Dedication and Charitable Experience:

Served on the Executive Committee of Central Houston, Inc., a not-for-profit organization focused on urban planning and cultural and economic development in Houston; served as a Board member of the Harris County Houston Sports Authority, overseeing property and funds of Houston sports facilities; served on the University of Houston Hobby School of Public Policy Advisory Board; and served as Chairman of the Mayor’s program to end chronic homelessness in Houston

EDGAR R. GIESINGER, JR.
INDEPENDENT Age 61 Director since 2017 Committees • Audit

MR. GIESINGER has more than 35 years of public accounting experience, all with KPMG LLP. From 1999 until his retirement in 2015, he served as Managing Partner for the firm’s Houston office. In this role, he was responsible for overseeing strategic direction, partner compensation, human resources and legal and regulatory affairs. Mr. Giesinger also served on the nominating committee of KPMG’s board of directors and as an audit engagement partner. During his tenure with KPMG, he advised a number of the firm’s clients in accounting and financial matters, on raising capital and international expansions, and in dealings with the SEC. He has lectured and led seminars on various topics dealing with financial risks, controls and financial reporting.

OTHER PUBLIC COMPANY DIRECTORSHIPS IN PAST FIVE YEARS:

Solaris Oilfield Infrastructure, Inc. (2017-present); Geospace Technologies Corporation (2015-present)

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

High Level of Financial Literacy:

More than 35 years of accounting and finance experience working mainly with publicly traded corporations, with a primary focus on energy and manufacturing clients; B.B.A. in Accounting; Certified Public Accountant; determined by the Board to be an audit committee financial expert, as defined by the SEC

Relevant Management and Leadership Experience:

35 years of service with KPMG in the audit division, including 16 years as Managing Partner for the firm’s Houston office; also served on the nominating committee of KPMG’s board of directors

Extensive Board and Corporate Governance Experience:

Serves on the audit committee and board of two additional public companies; President of the Tri-Cities Chapter of the National Association of Corporate Directors, bringing to our Board significant knowledge on corporate governance

Community Dedication and Charitable Experience:

Former Board Chairman of Hobby Center for Performing Arts; member of The University of Texas Accounting Department Advisory Board

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ROGER B. PLANK
INDEPENDENT Age 61 Director since 2015 Committees • Audit • Operations & Reserves

MR. PLANK has over 35 years of experience in the oil and gas industry. Early in 2016, he founded and began serving as Chief Executive Officer of Apex International Energy Management, LLC, a private oil and gas company focused on acquisitions, exploration and production in the Middle East North Africa region, including Egypt. Recently the Egyptian General Petroleum Company awarded Apex two concessions comprised of 1.7 million acres in the prolific Abu Gharadig Basin. Mr. Plank retired from his position as President and Chief Corporate Officer of Apache Corporation in February 2014 after serving 32 years with the company. He began his career at Apache in 1982 and moved throughout the organization to take on various leadership positions in charge of Finance, Accounting, Planning and Corporate Development, Investor Relations and Corporate Communications. Mr. Plank served as Vice President and Chief Financial Officer from July 1997 to May 2000 and Executive Vice President and Chief Financial Officer from May 2000 to February 2009 when he became President and Principal Financial Officer. He was appointed President and Chief Corporate Officer in February 2011 and served in that role until his retirement in February 2014.

OTHER PUBLIC COMPANY DIRECTORSHIPS IN PAST FIVE YEARS:

Director of Parker Drilling, 2004 to 2016 (Lead Director, May 2013-January 2016)

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

High Level of Financial Literacy:

Served as Chief Financial Officer, Principal Financial Officer and President and Chief Corporate Officer at Apache; named among Institutional Investor Magazine’s best energy CFOs in America in 2004 and 2007; determined by the Board to be an audit committee financial expert, as defined by the SEC

Relevant Management and Leadership Experience:

More than 17 years in senior leadership roles at Apache Corporation including Chief Financial Officer, Principal Financial Officer and President and Chief Corporate Officer

Extensive Knowledge of Newfield’s Business and Industry:

Over 35 years of experience in the oil and gas industry ranging from various leadership positions in corporate development to C-level executive and holds an M.B.A.

Community Dedication and Charitable Experience:

Serves on the board of Houston’s Alley Theatre (previously Chairman)

THOMAS G. RICKS
INDEPENDENT Age 65 Director since 1992 Committees • Audit (Chair) • Nominating & Corporate Governance

MR. RICKS serves as Chief Investment Officer of H&S Ventures L.L.C., a private investment firm. Prior to taking this position with H&S Ventures in May 2001, he was CEO of The University of Texas Investment Management Company from March 1996 to May 2001. Mr. Ricks served as Vice Chancellor for Asset Management for The University of Texas System from August 1992 through February 1996, and as Executive Director of Finance and Private Investments from 1988 to 1992.

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

High Level of Financial Literacy and Risk Analysis Expertise:

Over 30 years in various domestic and international finance positions in the oil and gas and financial industries, providing him with investment and financial experience combined with accounting and audit expertise; responsible for the management of a $15 billion endowment and operating fund supporting The University of Texas System; holds B.A. in Economics and M.B.A.; Certified Public Accountant (not licensed); determined by the Board to be an audit committee financial expert, as defined by the SEC

Relevant Management and Leadership Experience:

Over five years of experience as the CEO of a $15 billion endowment and operating fund

Extensive Knowledge of Newfield’s Business and Industry:

Served as one of our directors for 26 years, providing invaluable knowledge of our strategy and business

Extensive Board and Corporate Governance Expertise:

Serves on the Board of Panacea Pharmaceuticals Inc., a private pharmaceutical development company, since 2015; former director of BDM International, DTM Corporation, LifeCell Corporation and Argus Pharmaceuticals; brings to our Board significant knowledge on corporate governance

Community Dedication and Charitable Experience:

Serves on the Investment Committee of the University of California Foundation – Irvine; previously served on the Audit Committee of the Samueli Foundation, a not-for-profit organization with a mission to create societal value by investing in innovative, entrepreneurial and sustainable ideas; previously served on the board of the Ocean Institute, a not-for-profit organization with the mission to inspire people to become responsible stewards of our oceans

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JUANITA M. ROMANS
INDEPENDENT Age 67 Director since 2005 Committees • Compensation & Management Development • Nominating & Corporate Governance

MS. ROMANS serves as the Chairman and CEO of The Romans Group, a private global healthcare consulting firm she founded in January 2011. From 2012 to 2014, Ms. Romans served as Managing Principal of MFR Healthcare Solutions (a partnership formed with The Romans Group), providing strategic, tactical and operational planning consulting services to hospitals, universities, medical institutions and other providers in the global healthcare marketplace. From June 2001 to January 2011, Ms. Romans served as CEO and Central Market Leader of Memorial Hermann – Texas Medical Center, and from January 2003 to January 2011 she served as the CEO of Memorial Hermann Hospital.

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

Diversity:

Over 30 years of professional experience in medical industry, strategic planning, project development and nonprofit/ charitable organizations

High Level of Financial Literacy and Risk Analysis Expertise:

Over 20 years of experience in the areas of contracting, project development, partnerships, joint ventures and analyzing risks related to business strategy; managed the costs and responsible for the financial health of Memorial Hermann Hospital with more than 6,000 employees for nine years

Relevant Management and Leadership Experience:

Over nine years of experience as a CEO in the heavily-regulated and people-intensive medical industry, responsible for, among other matters, strategy development and execution, financial performance and operations

Community Dedication and Charitable Experience:

Serves on the board of Center for Houston’s Future; Chairman, Houston Hispanic Chamber of Commerce; served on the boards of Rice University Jones Business School, the Children’s Assessment Center, the South Main Center Association, and Save our ERs; member of Texas Hospital Association, Voluntary Hospital Association, Texas Association for Public and Non-Profit Hospitals, Greater Houston Partnership and Texas Executive Women

JOHN W. SCHANCK
INDEPENDENT Age 66 Director since 2013 Committees • Compensation & Management Development • Operations & Reserves (Chair)

MR. SCHANCK has over 35 years of experience in the oil and gas industry, most recently serving as President and CEO of Sonde Resources Corporation in Calgary, Alberta from 2010 until his retirement in June 2013. Sonde is an energy company engaged in the exploration and production of oil and natural gas, with operations in Western Canada and offshore North Africa. Mr. Schanck spent the first 21 years of his career with Unocal Corporation and its subsidiaries. During that time, he helped lead Unocal’s exploration activities in both the U.S. and international regions, holding the positions of Group Vice President – Oil & Gas Operations from 1994 to 1996 and President of Spirit Energy 76 from 1997 to 1999. Following his career with Unocal, Mr. Schanck was Co-CEO for Samson Investment Company from 1999 to 2005 and Managing Partner of Tecton Energy, LLC from 2006 to 2009. Mr. Schanck is also a director of Saulsbury Industries, a private company engaged in engineering and construction, and a director of P2 Energy Solutions, a private company engaged in oil and gas software development and sales.

OTHER PUBLIC COMPANY DIRECTORSHIPS HELD IN PAST FIVE YEARS:

Penn West Exploration Ltd. (June 2008-June 2014); Sonde Resources Corp. (December 2010-July 2013)

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

Relevant Management and Leadership Experience:

Has held executive positions in several organizations in the energy industry

Extensive Knowledge of Newfield’s Business and Industry:

Over 35 years of experience in the energy industry, holding leadership positions in both public and private companies, including C-level executive; holds a B.S. and M.S. in Geology

Community Dedication and Charitable Experience:

Served on numerous not-for-profit boards including Child Abuse Network based in Tulsa, OK; board member and President of Spindletop Charities in Houston; board member and President of United Way, Tulsa, OK

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J. TERRY STRANGE
INDEPENDENT Age 74 Director since 2004 Committees • Audit • Compensation & Management Development (Chair)

MR. STRANGE is a 34-year veteran of KPMG LLP. From 1996 until his retirement in 2002, he served as the Vice Chairman and Managing Partner of the U.S. Audit Practice of KPMG in addition to his service from 1998 until 2002 as the Global Managing Partner of the Audit Practice of KPMG International.

OTHER PUBLIC COMPANY DIRECTORSHIPS IN PAST FIVE YEARS:

Group 1 Automotive, Inc. (2005-present); New Jersey Resources Corporation, a natural gas provider (2003-present); BBVA Compass Bancshares, Inc., a commercial bank (2008-present); previously served as a director of SLM Corporation, known as “Sallie Mae” (2008-2013)

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

High Level of Financial Literacy and Risk Analysis Expertise:

34 years of service with KPMG in the audit division, including six years as Vice Chairman and overseeing internal risk management; assisted in developing information risk management team at KPMG; B.B.A. and M.B.A. in Accounting; Certified Public Accountant; named as one of 100 most influential accountants in 2001 by Accounting Today; determined by the Board to be an audit committee financial expert, as defined by the SEC

Broad International Exposure:

Four years as the Global Managing Partner of the Audit Practice of KPMG International

Extensive Board and Corporate Governance Experience:

Serves on the audit committee and board of three additional public companies; an active participant and expert speaker for the National Association of Corporate Directors and an NACD Board Leadership Fellow, bringing to our Board significant knowledge on corporate governance matters

Extensive Knowledge of Newfield’s Business and Industry:

Served clients in the energy industry for over 15 years; led the energy practice at KPMG for three years; significantly involved in the original development of the accounting standards released by the Financial Accounting Standards Board and the disclosure rules implemented by the SEC for the oil and gas industry; assisted in writing the original oil and gas accounting industry guide published by the AICPA

Community Dedication and Charitable Experience:

Former Chair of the Finance Committee of the National Cutting Horse Association

J. KENT WELLS
INDEPENDENT Age 61 Director since 2015 Committees • Compensation & Management Development • Operations & Reserves

MR. WELLS has more than 35 years of experience in the oil and gas industry, most recently retiring from his position as CEO and President of Fidelity Exploration & Production Company, an oil and natural gas drilling company, in February 2015. Mr. Wells began as a petroleum engineer with Amoco Canada Pet. Co. in 1979 and quickly advanced to take on a number of key roles in the organization. From 2000 through 2002, Mr. Wells held the position of Vice President, Rockies, and from 2002 through 2005, of Vice President, Gulf of Mexico Shelf, BP America. He also served as General Manager, Abu Dhabi Company for Onshore Oil Operations, from 2005 through 2007 and as Senior Vice President, Exploration and Production North America Gas, BP America, from 2007 through 2011. He joined Fidelity Exploration & Production Company in 2011 as President and CEO. In 2013, he was made Vice Chairman of MDU Resources, the parent company of Fidelity, and was elected to serve on its board, until he retired in 2015.

OTHER PUBLIC COMPANY DIRECTORSHIPS IN PAST FIVE YEARS:

Director of MDU Resources (2013-2015)

SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE:

Relevant Management and Leadership Experience:

More than 15 years in leadership roles at BP and Fidelity, including senior leadership positions as Senior Vice President, Exploration and Production and President and CEO

Extensive Knowledge of Newfield’s Business and Industry:

Over 35 years of experience in the oil and gas industry, where he has held positions of increasing responsibility starting as a petroleum engineer focusing on drilling and advancing to C-level executive; significant experience in onshore gas resource plays in the U.S.; holds a B.S. in Mechanical Engineering

Community Dedication and Charitable Experience:

Served on the board of regional chapters of the MS Society and the Juvenile Diabetes Research Foundation

Board Recommendation

The Board of Directors recommends a vote “FOR” each of the foregoing nominees to serve as a director.

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CORPORATE GOVERNANCE

Set forth below is a discussion about our corporate governance policies and practices as well as other matters relating to our Board and its committees. The Board is responsible for, and believes in, overseeing Newfield’s assets and business affairs in an honest, fair, diligent and ethical manner driven by comprehensive corporate governance principles.

Corporate Governance Guidelines

To fulfill its responsibilities, the Board follows the procedures and standards set forth in its Corporate Governance Guidelines. These Guidelines address matters such as:

•	Director responsibilities and conduct;
•	Chairman and Lead Director responsibilities;
•	Director qualifications;
•	Board composition;
•	Board and committee functions;
•	Director access to officers, employees and advisors;
•	Director compensation and stock ownership;
•	Board interaction with stockholders and the media;
•	Director orientation and continuing education;
•	Evaluation of our President and CEO;
•	Management succession;
•	Board communications; and
•	Reports concerning accounting and performance evaluations of our Board and its committees.

The Corporate Governance Guidelines are available on our website at http://www.newfield.com under the tab “Corporate Responsibility — Governance”.

Proxy Access Nominations

In November 2016, the Board approved an amendment to our Bylaws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such candidates included in our proxy statement. Specifically, Article II, Section 2.13(e) was added to our Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to the greater of 20% of the Board or two directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. If you wish to utilize proxy access, you must submit the information required under the Bylaws to us not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders. Accordingly, for the 2019 Annual Meeting, such notice must be received no earlier than October 30, 2018 and no later than November 29, 2018. Any questions regarding our proxy access procedures may be directed to our Corporate Secretary.

Stockholder Recommendations of Director Nominees

In general, the Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Governance Committee also will review the information required of such nominees pursuant to Newfield’s Bylaws.

If you want the Governance Committee to consider a possible candidate for director, you should submit the name of the candidate, together with appropriate biographical information, to the Chair of the Governance Committee, c/o Corporate Secretary, Newfield Exploration Company, 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. If you wish to propose a matter for action at a stockholders’ meeting, including the nomination of a director for election, you must comply with the provisions of our Bylaws that are described in this Proxy Statement in the section entitled “Stockholder Proposals for 2019 Annual Meeting and Director Nominations” on page 65.

Diversity Policy for Director Candidates

Our Director Selection Process and Guidelines do not prescribe specific standards for diversity. Nevertheless, in selecting director candidates, the Governance Committee and the Board take diversity into account, seeking to ensure a representation of varied perspectives and experiences. Through its succession-planning process, the Governance Committee reviews the skills and elements of diversity for all directors to ensure that the Board members represent the appropriate and relevant skills, perspectives and experiences.

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Director Independence

Our Board reviews the independence of our directors on an annual basis. For 2017, the Board determined that nine of our ten nominated directors are “independent” as defined by NYSE rules. In making this determination, the Board considered various transactions and relationships between each director nominee (including his or her immediate family members) and Newfield and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

In the ordinary course of business during 2017, we entered into purchase and sale transactions for products and services with certain companies affiliated with members of our Board of Directors. Specifically, Mr. Schanck is a director of P2 Energy Solutions. In 2017, we paid P2 Energy Solutions approximately $2.1 million in licensing agreement and annual maintenance costs for software. We generally expect transactions of a similar nature to occur during 2018. See also “Related Person Transactions.”

As a result of its review, including its consideration of the purchase and sale transactions described above, our Board affirmatively determined, based on its understanding of such transactions and relationships, that all of the nominees for director are independent of Newfield under the standards set forth by the NYSE, with the exception of Mr. Boothby, our Chairman, President and CEO. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of Newfield.

Board Leadership Structure

We do not have a policy with respect to separating the roles of Chairman of the Board and Chief Executive Officer. The Governance Committee and the other independent members of our Board do, however, routinely evaluate the appropriate leadership structure for our Board. Mr. Boothby, our President and CEO, has served as our Chairman since May 2010. The Board believes a combined Chairman/CEO office provides significant benefits for our stockholders, including a unified approach to strategy and execution. The Board believes that a Chairman who understands Newfield’s day-to-day business and the important issues to be addressed by the Board ensures that the Board has valuable insight into operations and strategies from management’s perspective and facilitates the flow of information between management and the Board. The Board also believes a combined Chairman/CEO leadership structure ensures the appropriate level of independent oversight because:

•	the Board has an independent Lead Director;
•	the Lead Director collaborates with the Chairman to set the agenda for each meeting of the Board;
•	Board committees are composed entirely of independent directors;
•	the independent Compensation & Management Development Committee (“Compensation Committee”) annually evaluates the performance of our President and CEO; and
•	all of the director nominees, other than Mr. Boothby, our Chairman, President and CEO, are independent under NYSE standards.

Chairman of the Board

The Chairman ensures the overall effectiveness of the Board. The Chairman’s significant responsibilities are to:

•	set Board meeting agendas, in collaboration with the Lead Director;
•	preside over meetings of the Board;
•	serve as a liaison between the Board and management; and
•	chair the Annual Meeting of Stockholders;

Lead Director

Mr. Nance has served as our Lead Director since May 2015.

The Lead Director is an independent director nominated by the Governance Committee and elected by the Board for a one-year term. The Lead Director serves a valuable role in leading the Board and creating an atmosphere in which the Board can enhance Newfield’s success. The Lead Director’s significant responsibilities are to:

•	act as a liaison between the independent directors and the Chairman/ CEO and management, including with regard to the interest of the independent directors in having particular issues or topics addressed in a Board meeting;
•	collaborate with the Chairman/CEO on the agendas for the meetings of the Board (including schedule and materials);
•	set the agendas for, call for, and preside over the executive sessions of the independent directors, which typically are conducted at each Board meeting;
•	brief the Chairman/CEO and management, as needed, on the issues discussed in executive sessions;
•	preside over meetings of the Board when the Chairman is not present or has a conflict;
•	serve as a mentor and provide guidance to the Chairman/CEO as requested or needed;
•	coordinate the retention of consultants and advisors who report directly to the Board on Board matters (as opposed to committee consultants and advisors);
•	facilitate and assist the Governance Committee with Board, committee and director evaluations, and communicate results;
•	assist the Chairman/CEO and Chair of the Compensation Committee with succession planning, as necessary;
•	foster a respectful atmosphere in which directors feel comfortable asking questions, providing insight and engaging in dialogue;
•	frequently meet with management to preview significant matters (such as potential acquisitions and other large capital commitments) expected to be presented to the Board, and act as a general resource to the Chairman/CEO; and
•	as needed or requested by the Board, perform other corporate governance duties.

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Governance Policies and Practices

Executive Sessions of Independent Directors

All of our non-employee directors are independent. Our Corporate Governance Guidelines provide that our independent directors will meet in executive session at least annually, and more frequently as needed at the call of one or more independent directors. In practice, our independent directors meet in executive session on a regular basis – usually at each regularly scheduled meeting of our Board. These executive sessions are presided over by the Lead Director or, if the Lead Director is not in attendance, by another person chosen by the independent directors.

Risk Oversight

Management is responsible for implementing our financial and business strategies, and for assessing and managing the risks relating to Newfield and its performance under those strategies. Our Board reviews, approves (where appropriate) and monitors our financial and business objectives, strategies, plans and major corporate actions. Our Board also assesses major risks relating to Newfield and its performance, and reviews options to mitigate and address such risks.

The Board retains primary responsibility to oversee risks related to our strategy and business. To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to Newfield, and our Board committees consider specific areas of risk inherent in their respective spheres of oversight and report to the full Board on these matters. For example:

•	our Audit Committee discusses with management our major financial and compliance risk exposures and the steps management has taken to monitor and control such exposures;
•	our Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our President and CEO and other executive officers, reviews management development and succession plans, and considers risks related to our compensation programs and policies (for additional information regarding the Compensation Committee’s review of compensation-related risk, please see “Compensation Policies and Practices Related to Risk Management” on page 47);
•	our Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters; and
•	our Operations & Reserves Committee reviews, evaluates and oversees Newfield’s risks relating to our operations, including matters relating to safety, the environment, regulations, operations, compliance and reserves.

In addition to receiving reports from Board committees regarding the risks considered in their respective areas, at least once a year, the Board will specifically review our long-term strategic plans and the principal issues and risks we may face, as well as the processes through which we manage risk. This ensures our Board has a broad view of our strategy and overall risk management process and enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. We believe our combined Chairman/CEO role enhances the Board’s administration of its risk oversight function because, through his role as Chairman, our President and CEO is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experiences with the daily management of our business.

Mandatory Retirement Age for Directors

Any director who reaches age 72 while in office must resign at the end of the current term, unless (1) the members of the Governance Committee unanimously (not including the director in question if such director is a member of the Governance Committee) waive such requirement due to special circumstances, and (2) such waiver is ratified and approved by a majority of the disinterested directors on the Board. In 2016, J. Terry Strange reached our mandatory retirement age. The Governance Committee determined it was prudent to waive Mr. Strange’s mandatory retirement for one year in each of 2016 and 2017, and again in 2018 until our 2019 Annual Meeting of Stockholders, and that waiver was ratified and approved unanimously by the disinterested directors of the Board.

Director Terms and Refreshment

The Board relies on a combination of strategic recruiting, annual Board and Committee evaluations and a mandatory director retirement age to create an optimal range of Board tenures. Our consistent approach to refresh the Board has resulted in directors with a good balance of innovation and experience. We believe our overall average tenure and range of tenures demonstrate the effectiveness of this method.

Stock Ownership Guidelines for Directors

The Board believes it is important to align director interests with those of stockholders. All independent directors are expected to own Newfield stock equal in value to five times their annual cash retainer, not including any cash retainers paid to a director for serving as the Lead Director or a chair of a committee. Such ownership must be reached within five years from a director’s first appointment to the Board. As of year-end 2017, all independent directors (other than Mr. Giesinger, who joined the Board in August 2017) met our stock ownership guidelines.

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Communication with Independent Directors

We have established an Ethics Line, which enables investors, employees and any other interested parties in any country in which we operate to anonymously report any practices thought to be in violation of our corporate governance policies. The Ethics Line also can be used to communicate with our independent directors, including our Lead Director, on a direct and confidential basis. The web address for our Ethics Line is www.newfieldexploration.ethicspoint.com and the telephone number in the United States, Guam, Puerto Rico and Canada is 866-593-5936. Additional information regarding the Ethics Line is available on our website at http://www.newfield.com under the tab “Corporate Responsibility – Governance.”

Director Attendance at Board and Committee Meetings

Our Board met in person or by telephone conference four times during 2017. All of the directors attended 75% or more of the total number of meetings of the Board held in 2017 and the total number of meetings held in 2017 by all committees of the Board on which he or she served (during the respective periods that he or she served on such committee).

Director Attendance at Annual Meetings of Stockholders

Directors are expected to attend the Annual Meetings of Stockholders. All of our then current directors attended the 2017 Annual Meeting.

Board Committees

Our Board presently has four standing committees: Audit, Compensation & Management Development, Nominating & Corporate Governance, and Operations & Reserves. Each of these committees is composed entirely of independent directors and operates under a governing charter. See “Corporate Governance Documents.”

Audit Committee

Members (all independent):

Thomas G. Ricks (Chair), Pamela J. Gardner, Edgar R. Giesinger, Jr., Roger B. Plank and J. Terry Strange

Meetings Held in 2017: 7

THE PRIMARY PURPOSES OF THE AUDIT COMMITTEE ARE TO ASSIST THE BOARD IN MONITORING:

•	the integrity of our financial statements and financial reporting processes and systems of internal control;
•	the qualifications and independence of our independent auditors;
•	the performance of our internal audit function and independent auditors; and
•	our compliance with legal and regulatory requirements.

The Audit Committee also prepares a report each year in conformity with SEC regulations for inclusion in our Proxy Statement. The Audit Committee is responsible for appointing, retaining and terminating our independent auditors.

The Board has determined that each of Messrs. Ricks, Giesinger, Plank and Strange meets the qualifications of an audit committee financial expert, as defined by SEC regulations. Mr. Strange also serves on the audit committees of Group 1 Automotive, Inc., New Jersey Resources Corporation and BBVA Compass Bancshares, Inc. Our Board has determined that such simultaneous service on these other audit committees and on our Audit Committee does not impair the ability of Mr. Strange to serve Newfield effectively.

Compensation & Management Development Committee

Members (all independent):

J. Terry Strange (Chair), Juanita M. Romans, John W. Schanck and J. Kent Wells

Meetings Held in 2017: 7

THE PRIMARY PURPOSES OF THE COMPENSATION COMMITTEE ARE TO:

•	review, evaluate, modify and approve the compensation of our executive officers and other key employees;
•	produce a report on executive compensation each year for inclusion in our Proxy Statement;
•	oversee the evaluation and development of Newfield management;
•	oversee succession planning for our President and CEO and other officers; and
•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee has authority to oversee the administration of compensation programs applicable to all of our employees, including our executive officers. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate. The Compensation Committee may also provide input on the structure of our non-employee director compensation program, as appropriate.

No member of the Compensation Committee is or has been an officer of Newfield, was an employee of Newfield during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on Newfield’s Compensation Committee. No executive officer of Newfield served as a director of another entity that had an executive officer serving as a Newfield director.

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Nominating & Corporate Governance Committee

Members (all independent):

Steven W. Nance (Chair), Pamela J. Gardner, Thomas G. Ricks and Juanita M. Romans

Meetings Held in 2017: 4

THE PRIMARY PURPOSES OF THE GOVERNANCE COMMITTEE ARE TO:

•	advise our Board about the appropriate composition of the Board and its committees;
•	evaluate potential or suggested director nominees and identify individuals qualified to be directors;
•	nominate directors for election at our Annual Meetings of Stockholders or for appointment to fill vacancies;
•	recommend to our Board the directors to serve as members of each committee and the individual members to serve as chair of the committees;
•	approve the compensation structure for all non-employee directors (the Compensation Committee may also provide input on such structure, as appropriate);
•	advise our Board about corporate governance practices, develop and recommend to the Board appropriate corporate governance practices and policies, and assist the Board in implementing those practices and policies;
•	oversee the evaluation of our Board through an annual review of the performance of the Board and its committees; and
•	oversee the new director orientation program and the continuing education program for all directors.

Operations & Reserves Committee

Members (all independent):

John W. Schanck (Chair), Steven W. Nance, Roger B. Plank and J. Kent Wells

Meetings Held in 2017: 5

THE PRIMARY PURPOSES OF THE OPERATIONS COMMITTEE ARE TO:

•	review, evaluate and oversee Newfield’s operations, including matters relating to safety, the environment, regulations, and compliance, and the analysis and reporting of Newfield’s proved reserves;
•	review, evaluate and discuss future projects;
•	review, evaluate and discuss the risks related to Newfield’s day-to-day operations; and
•	perform such other functions as the Board may assign to the Operations & Reserves Committee from time to time.

Related Person Transactions

Although we have not formally adopted written policies or procedures for the approval of related person transactions, our Corporate Governance Guidelines and Code of Business Conduct and Ethics (“Code of Conduct”), which applies to all employees, executive officers and directors, specifically prohibit conflicts of interest, except under guidelines approved by the Board. Under the Code of Conduct, a “conflict of interest” is defined as any circumstance that could impair a person’s ability to act with complete objectivity with regard to Newfield’s interests. Any employee or director who becomes aware of a conflict or potential conflict is asked to bring it to the attention of a supervisor, management or other appropriate personnel, who then is required to document and report the outcome of such matters to our compliance officer. Under the Corporate Governance Guidelines, the Board must resolve any conflict of interest question involving the President and CEO or any executive officer.

In addition, the Corporate Governance Guidelines state that directors must attempt to avoid any situation that may give rise to a conflict of interest or the appearance of a conflict of interest. If an actual or potential conflict of interest arises, the director must promptly inform the Chairman of the Board and the Chair of the Governance Committee (or in the event a potential conflict arises with the Chair of the Governance Committee, that individual must notify the Chair of the Audit Committee) and recuse himself or herself from any Board deliberations or decisions related to the matter that is the subject of the conflict of interest. If an actual or potential conflict exists and cannot be resolved by a director’s recusal from participation in discussions or deliberations related to the matter or in any other reasonable manner, the director is expected to offer to tender a resignation to the Chair of the Governance Committee. The Governance Committee will determine whether to accept or reject such offer.

Further, the Governance Committee and our Board annually review related person transactions with respect to directors (including those transactions described above under “Corporate Governance – Director Independence” on page 21) as part of their annual assessment of director independence and the director nomination process, as provided in our Corporate Governance Guidelines and the written charter of our Governance Committee. Other related person transactions are disclosed to our Board or a Board committee and are addressed on a case by case basis.

Codes and Corporate Governance Documents

Code of Business Conduct and Ethics, Financial Code of Ethics and Insider Trading Policy

Our Board has formally adopted, and annually reviews and approves, the Code of Business Conduct and Ethics governing the conduct and decisions of our directors, officers and employees. In addition, our Board has adopted, and annually reviews and, when required, approves changes to, our Financial Code of Ethics applicable to our President and CEO, Chief Financial Officer and Controller or Chief Accounting Officer, and our Insider Trading Policy applicable to all Newfield directors, officers, employees and consultants.

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Corporate Governance Documents

The Corporate Governance Guidelines and the codes and policies mentioned above, as well as the charters for the Board’s four standing committees, are available on our website at http://www.newfield.com under the tab “Corporate Responsibility – Governance.”

Corporate Responsibility and Sustainability

Corporate responsibility (“CR”) is an integral part of our social license to operate that allows us to communicate sustainability and citizenship practices to our stakeholders. Our CR reporting covers a variety of topics across the organization and provides decision-useful information on our most meaningful contributions and impacts. Below are a few highlights from our most recent reporting cycle.

Safety

•  Delivered zero fatalities on our sites.

•  Reduced our total recordable incident rate for employees and contractors.

•  Completed formal practices onsite for safety observations, “stop the job” drills and near miss reporting.

•  Assessed contractor capabilities and performance through audits, job safety analyses and certified third-party reviews.

Air Quality

•  Decreased methane emissions through operational efficiencies—even as production increased.

•  Initiated voluntary air quality improvement efforts that exceed compliance for field equipment, programs and processes.

•  Enhanced Leak Detection and Repair (LDAR) program using tablet-based technology to log inspections onsite for real-time data tracking and timely repairs; enriched LDAR training and targeted facilities with highest potential for fugitive emissions.

•  Joined Environmental Partnership, a voluntary initiative led by industry to focus on proactively reducing emissions from energy production.

Water & Fluids

•  Launched the Barton Water Recycling Facility in Oklahoma—reducing freshwater requirements in our operations through recycling and reuse.

•  Received award from Oklahoma Water Resources Board for excellence in water resource management.

Waste

•  Proactively utilized drill cuttings for well pad construction.

•  Completed voluntary compliance audits.

•  Enhanced tracking and surveying of naturally occurring radioactive material (NORM) waste and disposal, and expanded NORM awareness training.

Community Investment

•  Participated in four company-sponsored charity events supported by hundreds of employee volunteer hours.

•  Established an employee disaster relief fund.

•  Contributed nearly $1.2 million in community investments, including grants from our foundation, matching gifts and university donations and scholarships.

Workforce Engagement

•  Recognized in 2017 as a Top Workplace for the sixth time; achieved highest ranking in the oil and gas sector.

•  Achieved an 89% employee response rate to our Workplace Engagement Survey, receiving a high rating across all factors.

•  Continued an in-depth succession planning program with a robust curriculum designed to prepare employees for key leadership roles.

Diversity & Inclusion

•  Continued our commitment to hiring and retaining college graduates and industry professionals representing diverse backgrounds and skills.

•  Dedicated to recruiting top talent including women who represent 30% of our workforce and minorities who represent nearly 15%.

Our CR topics are now integrated into our executive compensation program and are specifically linked to our 2018 AIP. More information may be found in the “Proxy Statement Summary” on page 9 and in the “Compensation Discussion and Analysis – 2018 Compensation Changes” on page 44.

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DIRECTOR COMPENSATION

Only our non-employee directors are compensated for serving as directors. Currently, Mr. Boothby, our Chairman, President and CEO, is the only Board member who is also a Newfield employee. All compensation Mr. Boothby received from us in 2017 is included in the Summary Compensation Table on page 48 of this Proxy Statement.

The Governance Committee has the sole authority to approve the compensation structure for all non-employee directors. The Compensation Committee may also provide input on the structure of our non-employee director compensation program, as appropriate. Director compensation is reviewed at least annually and is determined for each one-year Board term, commencing at the Annual Meeting and ending at the following Annual Meeting (each, a “compensation period”).

The Governance Committee seeks to set director compensation at an adequate level to compensate directors for their time and effort expended in satisfying their obligations without jeopardizing their independence. Each year, the Governance Committee, in consultation with the Compensation Committee, considers the type and amount of compensation provided to our non-employee directors, using analyses and recommendations from the Compensation Committee’s independent compensation consultant, Longnecker & Associates (“Longnecker”), and comparative data from our Compensation Peer Group (which is listed on page 37). The Governance Committee also takes into account the responsibilities of each committee, the time commitments required for each committee to comply with increasing regulatory requirements and other committee responsibilities, the need to attract and retain quality director candidates, our financial performance, and general market conditions.

Highlights of our Non-Employee Director Compensation Program

•	No fees for Board Meeting Attendance: No fees are paid for Board or committee meeting attendance
•	Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stockholders, with annual equity awards vesting on the first anniversary of the grant date
•	Recognition of Special Roles: Special roles (such as Lead Director and committee chairs) are fairly recognized for their additional time commitments, but no fees are paid for committee membership generally
•	Robust Stock Ownership Guidelines: A robust stock ownership guideline of five times the annual cash retainer supports alignment with stockholders’ interests
•	Ability to Defer Compensation: We maintain the Non-Employee Directors’ Deferred Compensation Plan that provides directors flexibility in managing their compensation with the ability to defer cash fees and the settlement date of equity awards
•	Limited Perquisites: Other benefits are limited (e.g., matching charitable contributions)

Director Compensation for 2017/2018 Compensation Period

In May 2017, the Governance Committee considered the compensation of the non-employee directors, seeking the input of the Compensation Committee as appropriate, and Longnecker provided a report on director compensation to the Governance Committee for its use in setting director pay for the 2017/2018 compensation period. Overall, Longnecker’s report showed that our non-employee director compensation program is aligned with market trends. Based on this report and the considerations described above, the Governance Committee determined that minimal changes to the non-employee director compensation program were necessary. Specifically, the only change adopted was to increase the annual fee for our Lead Director from $75,000 to $120,000, in recognition of the significant oversight responsibilities and time commitment involved in this role. For example, in his role as Lead Director, Mr. Nance attends all Board planning sessions with the Chairman and all Board and almost all committee meetings and is an active leader of our Board’s independent directors.

Compensation for non-employee directors for the 2017/2018 compensation period was as follows:

	Compensation for 2016/2017 ($)	Compensation for 2017/2018 ($)
Annual cash retainer	$75,000	No change
Annual fee for chair of the Governance Committee	20,000	No change
Annual fee for chair of the Audit Committee	25,000	No change
Annual fee for chair of the Compensation Committee	20,000	No change
Annual fee for chair of the Operations & Reserves Committee	20,000	No change
Annual fee for Lead Director	75,000	$120,000
Annual equity award (in the form of restricted stock or restricted stock units)	200,000	No change

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Annual equity awards were granted in 2017 pursuant to the Newfield Exploration Company 2017 Omnibus Incentive Plan, and our non-employee directors (other than Mr. Giesinger, who was appointed to the Board mid-year) were given the opportunity to elect to defer the settlement date of their annual equity awards.

Generally, under our non-employee director compensation program, each non-employee director who is in office immediately after an Annual Meeting of Stockholders and who does not elect to defer the equity award pursuant to the Newfield Exploration Company Non-Employee Directors’ Deferred Compensation Plan will be granted restricted shares with a specified market value (which was approximately $200,000 for 2017). The number of restricted shares granted is determined by dividing that market value by the average of the high and low sales prices of Newfield common stock on the date of the Annual Meeting, which is the grant date of the award. In general, the restrictions on the shares granted will lapse and the award will vest in full on the one-year anniversary of the grant date, if the director is still on the Board. In addition, the restrictions on the award will lapse and the award will vest in full if (1) a change in control occurs, or (2) the director’s service with Newfield terminates prior to the one year anniversary date due to (a) death, (b) disability, (c) the director choosing not to stand for re-election at the next Annual Meeting of Stockholders, provided the director completes the current term of office and obtains the approval of the Governance Committee, (d) the Governance Committee deciding not to nominate the director for re-election at the next Annual Meeting of Stockholders, provided the director completes the current term of office, or (e) the director not being re-elected at the next Annual Meeting of Stockholders, provided the director completes the current term of office.

Any non-employee director who is in office immediately after an Annual Meeting of Stockholders and who elects to defer the award will be granted a number of restricted stock units calculated in the same manner as the restricted stock award described above. These restricted stock units will be deposited in an account within the Newfield Exploration Company Non-Employee Directors’ Deferred Compensation Plan and will be subject to the same vesting terms described above for restricted stock awards. Distributions with respect to restricted stock units from such accounts will be made according to the particular director’s instructions under the Deferred Compensation Plan.

Any non-employee director who is appointed by the Board not in connection with an Annual Meeting of Stockholders will be granted restricted shares with the same market value as used for the previous Annual Meeting, pro-rated to reflect the actual time served on the Board. In such cases the number of restricted shares will be determined by dividing the pro-rated market value by the average of the high and low sales prices of Newfield common stock on the date of appointment. Any cash retainers payable to a non-employee director who is appointed not in connection with an Annual Meeting of Stockholders are also pro-rated to reflect the actual time served on the Board.

Director Compensation Table

The following table contains information about our non-employee directors’ fiscal year 2017 compensation.

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Pamela J. Gardner	$75,000	$199,982	$500	$275,482
Edgar R. Giesinger, Jr.	29,464	152,184	–	181,648
Steven W. Nance	198,356	199,982	2,500	400,838
Roger B. Plank	75,000	199,982	500	275,482
Thomas G. Ricks	100,000	199,982	–	299,982
Juanita M. Romans	75,000	199,982	1,000	275,982
John W. Schanck	95,000	199,982	–	294,982
J. Terry Strange	95,000	199,982	–	294,982
J. Kent Wells	75,000	199,982	500	275,482
(1)	Reflects the aggregate grant date fair value of the 2017 restricted stock awards and restricted stock units to our non-employee directors, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), determined without regard to forfeitures, as required by SEC regulations. The grant date fair value of each 2017 award of $199,982 was based on the average of the high and low sales price of our common stock on the May 16, 2017 grant date, which was $34.9375. The grant date fair value of the 2017 award of $152,184 to Mr. Giesinger was based on the average of the high and low sales price of our common stock on the August 11, 2017 grant date, which was $26.05. See also Note 15, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. As of December 31, 2017, (a) each non-employee director listed in the table above, except Mr. Giesinger, held 5,724 unvested restricted shares or unvested restricted stock units (if the director elected to defer the 2017 award), and (b) Mr. Giesinger held 5,842 unvested restricted shares. All unvested restricted shares and unvested restricted stock units are scheduled to vest on the one-year anniversary of their respective grant date, subject to the non-employee director’s continued service through such date.
(2)	Reflects charitable contributions with respect to 2017 pursuant to our matching gift program for non-employee directors. Under this program, we match our non-employee directors’ charitable contributions up to $2,500 per year; however, we report these amounts in the year matched (even if related to a contribution allowance for a prior year). The amounts above include $500 contributions related to 2016 for each of Messrs. Plank and Wells and Ms. Gardner.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information with respect to our common stock as of March 20, 2018, for (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers referenced in the Summary Compensation Table, and (4) all of our directors and executive officers as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person. As of March 20, 2018, we had 199,743,021 shares outstanding.

None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation. Our Insider Trading Policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares (#)	Percent @ March 20, 2018
Holders of More Than 5%:
Wellington Management Group LLP(2)	27,813,273	13.92%
The Vanguard Group, Inc.(3)	22,146,092	11.09%
BlackRock, Inc.(4)	13,961,732	6.99%
State Street Corporation(5)	11,821,612	5.92%
FMR LLC(6)	10,981,920	5.50%
Management:
NEOs
Lee K. Boothby	134,170	*
George T. Dunn	125,403	*
John H. Jasek	70,940	*
Lawrence S. Massaro	140,138	*
Gary D. Packer	265,444	*
Directors
Pamela J. Gardner	41,288	*
Edgar R. Giesinger, Jr.	5,842	*
Steven W. Nance	29,765	*
Roger B. Plank	30,787	*
Thomas G. Ricks	66,447	*
Juanita M. Romans	39,034	*
John W. Schanck	29,765	*
J. Terry Strange	52,969	*
J. Kent Wells	18,787	*
All Executive Officers and Directors as a Group (consisting of 19 persons)	1,170,874	*
* Less than 1%
(1)	The amounts shown include, as of March 20, 2018: (a) shares of common stock held under Newfield’s 401(k) Plan for the accounts of participants; (b) shares of restricted stock; and (c) shares of common stock that may be acquired within 60 days through the vesting or settlement of certain restricted stock units, if any. Until restricted stock units vest, these individuals have neither voting nor investment power over the underlying shares of common stock. As of March 20, 2018, none of the directors or executive officers held any stock options to purchase shares of Company stock.
(2)	Wellington Management Group LLP (Wellington), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares, which are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington. Wellington does not have sole voting power or sole dispositive power over any of the shares. It has shared voting power over 19,392,518 shares and shared dispositive power over 27,813,273 shares. Wellington’s address is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210. This information is based on Wellington’s most recent Statement on Schedule 13G filed jointly on February 8, 2018, with Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP.
(3)	The Vanguard Group, Inc. (Vanguard), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, along with certain of its wholly-owned subsidiaries that serve as investment managers. Vanguard has sole voting power over 283,580 shares, shared voting power over 46,897 shares, sole dispositive power over 21,822,697 shares and shared dispositive power over 323,395 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G filed on February 9, 2018.
(4)	BlackRock, Inc. (BlackRock), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. BlackRock has sole voting power over 12,270,898 shares and sole dispositive power over 13,961,732 shares. BlackRock does not have shared voting or shared dispositive power over any of the shares. BlackRock’s address is 55 East 52nd St., New York, NY 10055. This information is based on BlackRock’s most recent Statement on Schedule 13G filed on January 25, 2018.

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(5)	State Street Corporation (State Street), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. State Street has shared voting power and shared dispositive power over all 11,821,612 shares and does not have sole voting power or sole dispositive power over any of the shares. State Street’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111. This information is based on State Street’s most recent Statement on Schedule 13G filed on February 14, 2018.
(6)	FMR LLC (FMR), in its capacity as a parent holding company or control person for various subsidiaries and affiliates and other companies (including FMR Co. Inc., which beneficially owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. FMR has sole voting power over 212,185 shares, and sole dispositive power over 10,981,920 shares. FMR does not have shared voting or shared dispositive power over any of the shares. FMR’s address is 245 Summer Street, Boston, MA 02210. This information is based on FMR’s most recent Statement on Schedule 13G filed jointly on February 13, 2018, with Abigail P. Johnson, who, together with other members of the Johnson family, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of these reports. Based solely on our review of the copies of these reports received by us during fiscal year 2017 and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2017.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation & Management Development Committee of our Board (“Compensation Committee”) oversees our compensation programs for executive officers and all other employees. This Compensation Discussion and Analysis (“CD&A”) explains the Compensation Committee’s compensation philosophy, summarizes our executive compensation program and describes compensation decisions for Newfield’s Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers for 2017 and significant decisions for 2018. These five named executive officers, known as the “NEOs,” are:

LEE K. BOOTHBY	LAWRENCE S. MASSARO	GARY D. PACKER	GEORGE T. DUNN	JOHN H. JASEK
Chairman of the Board, President and Chief Executive Officer (CEO)	Executive Vice President and Chief Financial Officer (CFO)	Executive Vice President and Chief Operating Officer (COO)	Senior Vice President – Development	Senior Vice President – Operations

On February 14, 2018, Mr. Dunn provided notice to us that he will retire after almost 26 years with Newfield. Mr. Dunn will remain in his position and continue to support Newfield until May 2018 to assist with a smooth transition.

This CD&A, which should be read together with the compensation tables and related disclosures under “Executive Compensation Tables” (beginning on page 48), is divided into five sections.

Executive Summary (page 31)
Provides a high level overview of our corporate strategy, key performance outcomes, the direct compensation elements provided to our NEOs and NEO compensation decisions for 2017.

Executive Compensation Philosophy (page 34) Describes the philosophy and objectives of our executive compensation program and the alignment of pay and performance.

2017 Compensation Decisions (page 36) Discusses the specific compensation decisions made for our NEOs for 2017 in detail.

2018 Compensation Changes (page 44) Discusses changes to our executive compensation program for 2018.

Compensation Policies and Practices (page 45) Discusses compensation-related policies we have implemented to reflect our commitment to the best corporate governance practices.

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I.	Executive Summary

Newfield is a large independent exploration and production company, which has successfully transitioned from a diversified asset base of U.S. and international onshore and offshore operations to a more focused portfolio of U.S. onshore liquids-rich plays with extensive drilling inventories. Through the sale of approximately $3.1 billion of non-strategic assets since 2011, we refocused Newfield on domestic large scale, liquids-rich resource plays. Our largest assets today are the SCOOP and STACK plays in Oklahoma’s Anadarko Basin.

We believe our transformation has contributed to our position as a leader in our sector in total stockholder return (“TSR”) from 2015 through 2017, which was driven in part by our superior performance in the past three years.

Total Stockholder Return (“TSR”) Performance

Following a five-year period (2010-2014) of exceptional strength and consistency, crude oil prices began collapsing in late 2014. The price of oil (NYMEX WTI) reached a low of approximately $26 per barrel in February 2016, as compared to approximately $107 per barrel in mid-2014. Natural gas prices also experienced significant declines in 2014-2017, as the NYMEX Henry Hub natural gas price during that period ranged from a high of approximately $6.15 per MMBtu in February 2014 to a low of approximately $1.64 per MMBtu in March 2016 (the lowest price since February 1999). Despite these significant challenges, our TSR performance over the past three years compares well versus a group of our peers in the E&P industry that we are likely to be compared against (the “E&P Peer Group”).

We believe that our strong balance sheet and liquidity, operational execution, timely acquisitions and divestitures and continued positive results in the SCOOP and STACK plays have helped to differentiate our story from our peers in the E&P Peer Group during this period of commodity price volatility. As a result, we had a gain in TSR of approximately 19% over the past three years ended December 31, 2017, versus an average decline of approximately 11% in the E&P Peer Group in the same period. The “Relative TSR Performance – 3 Year” chart below compares our TSR to the E&P Peer Group.

Our Business Strategy

Our efforts to refine our asset base and better focus our investments on oil and liquids-rich onshore resource plays in the U.S. are consistent with our long-term business strategy of creating lasting stockholder value through the consistent growth of cash flow, production and proved reserves. Today, our primary growth area is the Anadarko Basin of Oklahoma where we have an extensive inventory of drilling locations. The SCOOP and STACK plays, in particular, are characterized by wells with strong production rates, high initial oil cuts and low operating expenses.

Our business strategy includes the following:

•	Focusing on organic growth opportunities through disciplined capital investments
•	High-grading investments based on rate of return
•	Continuously improving operations and returns
•	Executing select, strategic acquisitions and divestitures
•	Attracting and retaining quality employees who are aligned with stockholder interests

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Since the oil price collapse of late 2014, Newfield has made significant adjustments to its capital investments, operating plans and cost structures. Specifically, over the last three-year period, we took significant and proactive steps to preserve liquidity, ensure financial strength and maintain operational momentum in our SCOOP and STACK plays.

2015-2017 KEY ACCOMPLISHMENTS

Recapitalized Newfield through the issuance of nearly $1.6 billion in equity ($776 million in 2016 and $815 million in 2015). We exited 2017 with ~$325 million of cash on hand.

Domestically produced ~56 MMBOE in 2017, ~51 MMBOE in 2016 and ~44 MMBOE in 2015, adjusted for asset sales, with outperformance primarily attributed to operations in the Anadarko Basin.

Completed and commissioned the Barton Creek Water Recycling Facility in STACK, which is now processing more than 30,000 bbl/day.
Acquired ~40,000 net acres in STACK for $476 million in 2016 and sold ~$591 million in non-strategic asset in 2015-2017.

Replaced 435% of 2017 domestic production and increased our year-end reserves by ~167 MMBOE due to extensions, discoveries, revisions and other additions, ending the year with consolidated proved reserves of ~680 MMBOE. Consolidated proved reserves were up 33% year-over-year and were ~59% proved developed and ~58% liquids.
Reduced 2017 per unit-of-production domestic operating costs (adjusted)* by 11% compared to 2015 and implemented innovative ways to enhance margins. We expect that many of these savings will be sustainable as commodity prices continue to recover.

Realized TSR increase of approximately 19% during the past three-year period, which compares to an average decrease in the E&P Peer Group of approximately 11%.

* Operating costs exclude depreciation, depletion and amortization (“DD&A”), ceiling test impairments, unused firm gas transportation and oil and gas delivery short fall fees. For a more detailed explanation of how we calculate this non-GAAP measure, please refer to Appendix A to this Proxy Statement.

2018 Strategic Priorities

Newfield’s business plan was created to deliver the following key objectives:

Improve our rates of return through continued high-grading of our capital investments	Exercise capital discipline
Continue to grow oil production and cash flow	Improve or maintain our leverage ratios as defined under our revolving credit facility

Direct Compensation Components

In support of our compensation philosophy and objectives (page 34), total 2017 direct compensation received by our NEOs is comprised of the elements included in the chart below. Indirect compensation (such as retirement benefits and perquisites) is discussed under “– 2017 Compensation Decisions – Other Compensation” beginning on page 43.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM FOR 2017

	Reward Element	Form	Purpose	Valuation Parameters
FIXED	Base Salary	Cash	• Provide market competitive level of fixed compensation for the fundamental duties required of the position to attract and retain talent	• Compensates executive officers for their level of responsibility, skills, capabilities, experience and leadership
AT RISK	Annual Incentive Awards	Cash	• Motivate and reward performance achievement against stated annual Company and individual goals • Additionally reward performance compared to our strategic priorities	• Measures Company performance on five operational measures (75%) in combination with strategic priorities (25%) and includes an individual performance assessment
	Long-Term Equity-Based Compensation	Time-based RSUs (50% cash-settled and 50% stock-settled)	• Reward creation of long-term stockholder value and achievements consistent with our long-term business strategies

• Builds a consistent ownership stake in Newfield that aligns the interests of executive officers and stockholders

• Time-based RSUs have a three-year continued service vesting requirement that provides a retention incentive

• Performance-based RSUs motivate consistent improvement in long-term stockholder value to further align executive and stockholder interests, with the number of shares ultimately received dependent upon relative TSR performance against companies in the TSR Performance Peer Group over a three-year period

• Grants to CEO, CFO and COO are 50% time-based and 50% performance-based, while grants to the other NEOs are 60% time-based and 40% performance-based

• Beginning in 2018, grants to all the NEOs are 40% time-based and 60% performance-based

		Performance-based RSUs (relative TSR)	• Align NEO compensation with changes in stockholder value

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Over the last several years, the Compensation Committee has shifted more NEO total direct compensation towards variable “at risk” components (annual incentive program (“AIP”) awards and long-term equity-based incentive awards), where actual amounts earned may differ from target amounts based on Company and individual performance. In addition, we have improved alignment of our executive compensation with our near- and long-term business strategies through the design of our AIP awards, which incentivize our executives to execute on operational and strategic measures that individually and collectively drive superior outcomes in the near- and long-term.

The Compensation Committee believes that a program weighted towards variable, at-risk compensation helps align NEO and stockholder interests. The charts below illustrate the approximate mix of 2017 target total direct compensation for our CEO and other NEOs.

The charts above are based on 2017 base salaries, target bonus amounts with respect to 2017 AIP awards, and the target guideline values for the 2017 grants of time- and performance-based restricted stock units (“RSUs”) at the market 50th percentile. The amounts actually realized by our NEOs with respect to the AIP awards and RSUs depend on a variety of factors including the level of attainment of the relevant performance goals and the value of our common stock when the RSUs vest.

Key Executive Compensation Actions

As described in more detail throughout this CD&A, our executive compensation program and actions delivered outcomes aligned with our solid operational, financial and strategic performance in 2017 and current market conditions.

Base Salary

After generally holding NEO salaries flat in 2015 and 2016, the Compensation Committee decided to increase base salaries for all NEOs for 2017. The Compensation Committee determined that these merit-based increases to the NEO base salaries, which range from 4.5% to 17.6%, were warranted due to Newfield’s continuing strong operating results, stockholder returns in 2015 and 2016, and a need to stay market competitive. See “2017 Compensation Decisions – Base Salary” on page 38.

Annual Incentive Awards

Due to our continued positive operational and strategic results for 2017, the Compensation Committee approved a collective 2017 annual incentive award payout factor (“AIP Factor”) of 1.6 or 160% with respect to the overall Company performance measures. Specifically, Company performance on all five operational measures was achieved above target level (with two measures exceeding the stretch goals), and the performance assessment for strategic priorities for 2017 was determined to fall between the target and stretch levels. See “2017 Compensation Decisions – Annual Incentive Awards” on page 38.

See “—Stockholder Outreach” and “2018 Compensation Changes” for information regarding our AIP for 2018, in particular with respect to changes in our AIP metrics designed to more effectively align our annual incentive award goals with our overall organizational goals and stockholder interests.

Long-Term Equity-Based Compensation

The Compensation Committee granted performance-based RSUs constituting 50% of the total long-term equity-based incentive award value granted to our CEO, CFO and COO and 40% of the total long-term equity-based incentive award value granted to our other NEOs for 2017. These awards are earned based on Newfield’s relative TSR compared to the TSR Performance Peer Group. See “2017 Compensation Decisions – Long-Term Equity-Based Incentive Awards” on page 42.

Long-term equity-based incentive awards for 2017 and later years include refreshed “qualified retirement” vesting provisions that replace the prior pro-rata vesting concept with a three-tiered benefit structure based on a qualifying individual’s total combined age and service years. Qualified retirees must give six months’ notice of intent to retire under these provisions and comply with certain non-compete and non-solicitation covenants for up to 24 months in order to receive and retain any payments. These changes are aimed at attracting and retaining employees, rewarding long-term service, facilitating succession planning and protecting legitimate company interests. See “Potential Payments Upon Termination or Change in Control” on page 52.

With respect to performance-based RSUs granted in 2015, the NEOs earned 100% of such performance-based RSUs for the applicable performance period (which ended in 2017), based on Newfield’s relative TSR performance against the applicable peer group of companies. See “Executive Compensation Philosophy—Pay for Performance” beginning on page 35.

For 2018 long-term equity-based incentive awards, the Compensation Committee increased the proportion of performance-based RSUs received by all NEOs so that performance-based RSUs would comprise 60% of the total award value. See “2018 Compensation Changes” on page 44 for more information.

Stockholder Outreach

Over the last year, we continued our outreach efforts to stockholders to maintain an ongoing dialogue and solicit feedback on our executive compensation program, corporate governance practices, safety and environmental programs, corporate responsibility (“CR”) initiatives and other important issues to our owners. During 2017, we invited stockholders representing more than two-thirds of our outstanding common stock

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to speak with us, and we had discussions with more than 50% of our ownership, primarily large institutional investors. In addition to our Chairman, President and CEO and other members of our management team, our Lead Director and our Audit Committee chair were actively involved in our stockholder outreach program during 2017. Our Board and its relevant committees discussed this constructive feedback and it was used to further strengthen our compensation programs, improve our disclosure practices, and address other governance matters.

One specific area of focus over the past year in our discussions with investors was our AIP measures and goals. In this area, we received the following feedback from stockholders:

•	An express preference that we shift our AIP away from traditional performance metrics and instead emphasize returns-based and debt adjusted measures,
•	A focus on “growth for growth’s sake” in the AIP misaligns incentives, and
•	Commonly suggested metrics for future AIP awards included return measures, such as corporate and cash on cash returns, and growth measures, such as debt adjusted production and cash flow growth.

We agree with our stockholders that, in the current E&P market, updated performance measures in our AIP are warranted to help us achieve our overall short- and long-term goals as an organization. To that end, we have restructured our AIP for 2018 to incorporate eight equally-weighted Company performance measures, including goals related to debt adjusted production growth per diluted share, cash on cash return and corporate responsibility. More information is provided below under “2018 Compensation Changes” on page 44.

The Compensation Committee values the insights we glean from our stockholder outreach, as well as from our annual say-on-pay advisory vote on executive compensation. In 2017, over 96% of the total votes cast were in favor of our say-on-pay proposal. Although this vote demonstrates resounding approval of our executive compensation program, the Compensation Committee continues to carefully review our executive pay programs and encourages management to continue its stockholder engagement efforts to ensure continued stockholder support.

II.	Executive Compensation Philosophy

Philosophy and Objectives

Our executive compensation philosophy is guided by the following objectives:

Goal-Oriented Pay for Performance. The cornerstone of our compensation program is “pay for performance.” In making compensation decisions, we focus on Newfield’s annual and long-term performance—both on an absolute basis and in relation to our peers—as well as the individual performance of our executives.

Competitive Compensation. The Compensation Committee believes it is imperative to maintain market-competitive compensation programs to attract, retain and motivate executives and our future leaders and that are in line with the compensation of similar executive positions at peer companies.

Alignment with Long-Term Stockholder Interests. By providing a significant portion of compensation in the form of long-term equity-based incentive awards, including time-based and performance-based RSUs, we closely align the interests of our executives and stockholders.

Our core executive compensation practices are summarized below:

PRACTICES WE FOLLOW	PRACTICES WE PROHIBIT
We structure our compensation so that a significant majority of our NEOs’ total direct compensation is at risk (for 2017, approximately 89% of our CEO’s total direct compensation was at risk)	We do not have employment agreements with any of our executive officers
We tie our AIP awards to a range of objective and strategic measurements	We prohibit executives from holding Newfield stock in a margin account or pledging it as collateral
We emphasize long-term performance in our equity-based incentive awards	We prohibit executive officers from buying, selling or writing puts, calls or options related to Newfield stock
50% of long-term incentive awards for our CEO, CFO and COO and 40% of our other NEOs’ long-term incentive awards are performance-based RSUs (for 2018, 60% of long-term incentive awards for all NEOs are performance-based RSUs)	We do not provide for excise tax gross-ups in connection with a change of control in any executive officer agreements entered into after January 2009, and it is our policy not to include any such tax gross-up in any future executive officer agreements
We use two representative and relevant peer groups, our Compensation Peer Group and TSR Performance Peer Group	We do not grant excessive perquisites, and all perquisites have a specific business rationale
Our change of control severance agreements are “double-trigger,” requiring both a change of control and a loss of position before any cash payments are awarded	We do not allow repricing of stock options without stockholder approval
We mandate stock ownership requirements for our officers and directors
Our Compensation Committee is made up solely of independent directors and engages an independent compensation consultant
We hold an annual say-on-pay advisory vote
Our clawback policy enables us to seek to recover equity and cash incentive awards inappropriately received by an executive officer
Our equity compensation plan includes minimum vesting or forfeiture requirements of at least one year

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Linking our Compensation Philosophy to Performance and Pay Decisions

We believe our executive compensation program plays an important role in helping us achieve our business objectives and effectively rewards our executive officers for their contributions to those achievements. The chart below illustrates the link between our compensation philosophy with respect to each element of our compensation program, our performance and our specific pay decisions for our CEO for 2017:

	NFX CEO Pay vs. 2017 Compensation Peers CEO Pay Percentile Rank	2017 CEO Compensation Philosophy	Summary of Relevant Performance Considerations	2017 Compensation Committee Action
Base Salary	53rd	• Target: 50th • Provide Competitive Compensation	• Most peers in the E&P market did not hold salaries flat for both 2015 and 2016 • Company performance was strong in 2015 and 2016 and prior salary level was below targeted market percentile	• Base salary increase for CEO to provide median base salary level
Annual Incentive Awards	78th (Actual Payout)	• Target: 50th • Goal-Oriented Pay for Performance

•  Target percentile aligned with external market benchmark

•  Rigorous goals in multiple areas to encourage strong overall performance

•  Company performance on all five operational measures was achieved above target level (with two measures exceeding stretch goals); performance assessment for strategic priorities determined to fall between target and stretch levels

•  No increase in CEO’s target bonus percentage

•  Collective annual incentive award payout factor (“AIP Factor”) of 1.6 (160%) approved for overall Company performance measures (including both operational measures and strategic priorities)

Long-Term Equity-Based Compensation	82nd (Grant Date Fair Value)	• Target: 50th to 75th, subject to Company performance • Goal-Oriented Pay for Performance • Alignment with Long-Term Stockholder Interests

•  Strong overall Company performance in 2013-2016

•  TSR of approximately 19% over the past three years versus an average decline of approximately 11% in the E&P Peer Group in the same period

•  Stock price increase of approximately 24% during fiscal year 2016

• 2017 awards to CEO were split 50% time-based RSUs and 50% performance-based RSUs • The performance-based RSUs granted in 2015 were earned in 2017 at 100%

Pay for Performance

As illustrated above, the target total direct compensation of our NEOs is heavily weighted towards variable, at-risk compensation that is tied to performance. As a result, the actual amounts realized or realizable at a given time often differ from the amounts reported in the Summary Compensation Table.

The table below shows the difference between our CEO’s 2017 compensation at target level (as determined by the Compensation Committee and as reported in the Summary Compensation Table), and the actual realized value of his compensation during 2017. For example, because of our operational and strategic performance in 2017 against our AIP goals, our CEO earned more than his target bonus amount under his AIP; and, because of a top quartile outcome under our CEO’s 2015 performance-based RSU award (see page 36), which resulted in a full vesting at the first vesting opportunity in April 2017, our CEO earned more than his performance-based RSU target for 2017. As a result, the actual realized amount of pay shown below may be more representative of the compensation actually earned for 2017 than the corresponding target amount of pay set by the Compensation Committee, or the corresponding amount of pay reported for our CEO in the Summary Compensation Table for 2017, which is tied to the accounting value of certain awards. Please refer to the table below regarding TSR ranking of the performance-based RSUs previously granted and vested to our CEO for more information about how the ultimate payout amount of certain awards compares to their original grant date fair value.

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MEASURES OF CEO COMPENSATION

(1)	The annual incentive or AIP award amount is reported based on the amount actually paid for 2017 instead of the target bonus amount. Time-based RSUs and performance-based RSUs granted in 2017 are reported based on their aggregate grant date fair value for accounting purposes.

(2)	Reflects the actual “take-home” value of equity-based awards that vested during 2017 (including awards granted prior to 2017), as reported below under “Stock Vested in 2017” on page 51. The annual incentive or AIP award amount is reported based on the amount actually paid for 2017 instead of the target bonus amount.

The following table shows the TSR ranking of the performance-based RSUs granted to our CEO since 2010 with performance periods ending on or before December 31, 2017:

Performance Period Start Date	Number of Performance- Based RSUs Awarded	Payout Range	TSR Rank	Value @ payout as a % of grant date fair value	RSUs Vested	RSUs Forfeited
March 2010	34,800	0% to 100%	13	32%	12,180	22,620
March 2011	35,300	0% to 100%	8	30%	21,180	14,120
March 2012	51,000	0% to 100%	6	86%	35,700	15,300
March 2013	81,900	0% to 100%	1	144%	81,900	0
March 2014	98,040	0% to 100%	1	187%	98,040	0
January 2015	138,210	0% to 100%	1	157%	138,210	0

III.	2017 Compensation Decisions

The following is a discussion of the Compensation Committee’s analysis and specific decisions with respect to the direct and indirect compensation elements provided to our NEOs in 2017. The Compensation Committee engaged Longnecker, its independent compensation consultant, to review the overall competitiveness of our executive compensation program for 2017, with continued focus on aligning management compensation with performance and Newfield’s general strategy.

Variances in the amount of direct compensation awarded to the NEOs generally reflect corporate performance and differences in individual responsibility and experience, as well as the compensation levels provided to officers in comparable positions in our 2017 Compensation Peer Group.

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COMPENSATION LIFE CYCLE

Peer Groups

Newfield maintains a Compensation Peer Group and a TSR Performance Peer Group. Throughout this CD&A, we reference different peer groups. As discussed above, the E&P Peer Group represents a group of E&P industry peers that we are likely to be compared against. Our Compensation Peer Group and TSR Performance Peer Group are described in greater detail below.

Newfield’s successful execution of its strategic plan over the past few years has continued to elevate our competitive position. Due to the transformation of Newfield’s financial strength, operational characteristics, size and scope, the Compensation Committee requested a comprehensive review and analysis of the two peer groups maintained by Newfield for purposes of compensation and TSR performance for 2016. For 2017, as part of its annual evaluation of Newfield’s competitive position, the Compensation Committee again conducted a review and analysis of our Compensation and TSR Performance Peer Groups and determined that it remains appropriate to maintain two separate peer groups since the two groups serve different objectives.

Compensation Peer Group

The Compensation Committee refers to data regarding compensation awarded to similarly-situated officers by companies in the Compensation Peer Group to ensure that our NEOs’ base salaries, target AIP award opportunities and equity grants are competitive.

The Compensation Peer Group is intended to reflect North American, onshore E&P companies that compete with Newfield for executive talent and have comparable activity/scope of operations. This group was developed taking into consideration metrics including revenue, market capitalization, enterprise value, investment strategy, earnings before interest, taxes, depreciation and amortization (“EBITDA”), leverage and liquidity, production, capital budget, comparability of asset portfolio and the availability of compensation data. The composition of this peer group is reviewed periodically.

For 2017, in order for Newfield to rank at or close to the median of the Compensation Peer Group with respect to the key metrics of revenue, market capitalization and enterprise value, the Compensation Committee, in consultation with its independent compensation consultant, Longnecker, adjusted the Compensation Peer Group by removing Energen Corp. and EP Energy Corp. due to changes in their scale of operations and relative metrics, respectively, as compared to Newfield, and adding EQT Corporation, based on its relative size, unconventional asset base and operational scale. The 2017 Compensation Peer Group is as follows:

2017 Compensation Peer Group
Cimarex Energy Co.	Marathon Oil Corp.	SM Energy Co.
Concho Resources Inc.	Noble Energy Inc.	Southwestern Energy Co.
Continental Resources, Inc.	QEP Resources, Inc.	Whiting Petroleum Corp.
Encana Corp.	Range Resources Corp.	WPX Energy Inc.
EQT Corporation*

*Company marked with an asterisk was added in 2017.

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TSR Performance Peer Group

The Compensation Committee refers to the TSR Performance Peer Group to evaluate our relative TSR performance for purposes of the performance-based RSU awards. Unlike the Compensation Peer Group, the TSR Performance Peer Group generally reflects a relevant industry cross section of primarily North American, onshore E&P companies with a liquids-weighted investment strategy and companies Newfield competes with for investors.

The Compensation Committee determined that the 2016 TSR Performance Peer Group continued to reflect the relevant industry cross section of E&P companies with which Newfield competes from an investor perspective, and decided not to change the TSR Performance Peer Group for 2017. The composition of the 2017 TSR Performance Peer Group, which has some overlap with the 2017 Compensation Peer Group, is shown below under the heading “—Performance-Based RSUs” on page 42.

Base Salary

The Compensation Committee annually reviews executive officer base salary levels, typically at the beginning of the year, with a goal of providing competitive, fixed cash compensation. The Compensation Committee generally seeks to maintain executive base salaries near the median level of salaries for comparable positions in the Compensation Peer Group.

Due to Newfield’s continuing strong operating results and increased stockholder returns from 2015 through 2016 despite the collapse in commodity prices, and following the general salary freeze we instituted for those two years, the Compensation Committee determined that a merit-based increase to our NEOs’ base salary rates for 2017 was warranted. In determining the amount of the base salary increases for 2017, the Compensation Committee considered the then-current 2017 outlook, advancement to full-field development in STACK, the potential commodity price rebound, the pay levels and expected increases in base pay of executives at the Compensation Peer Group companies and the rate of pay increases for our non-executive officers.

The 2017 base salaries for our NEOs were as follows:

Named Executive Officer	2016 Base Salary	Increase (%)	Increase ($)	2017 Base Salary
Mr. Boothby	$850,000	17.6%	$150,000	$1,000,000
Mr. Massaro	445,200	14.6%	64,800	510,000
Mr. Packer	540,750	4.5%	24,250	565,000
Mr. Dunn	393,975	5.3%	21,025	415,000
Mr. Jasek	400,000	5.0%	20,000	420,000

Annual Incentive Awards

For 2017, our NEOs were eligible to earn AIP awards under Newfield’s Annual Incentive Plan (hereafter the “2017 AIP”). These annual awards are primarily based upon the level of achievement across a defined set of Company performance measures aligned with stockholder value creation and advancement of strategic goals, but individual awards may be modified (up or down) based on the NEO’s particular performance.

Target Bonus Amounts

After reviewing the 2017 Compensation Peer Group data with its independent compensation consultant in early 2017, the Compensation Committee set the target bonus percentages and amounts for each NEO for the 2017 AIP, with a maximum potential payout of 200% of each NEO’s respective target bonus amount. Target bonus percentages for the 2017 AIP awards, which are at the same levels they were in 2015 and 2016, were as follows:

Named Executive Officer	Target Bonus Percentage	Target Bonus Amount* ($)
Mr. Boothby	120%	$1,200,000
Mr. Massaro	100%	510,000
Mr. Packer	100%	565,000
Mr. Dunn	85%	352,750
Mr. Jasek	85%	357,000

*Target bonus percentage multiplied by base salary.

2017 Company Performance Measures

The Compensation Committee fixed three categories of Company performance measures and goals for the 2017 AIP:

•	Category I (Relative Operational Measures – 45%) – these are consistent annual operational performance measures that are evaluated each year.
•	Category II (Near-Term Operational Measures – 30%) – these are near-term measures that are aligned to the current operational environment and may vary from year to year. For 2017, the Compensation Committee again focused on near-term goals related to controlling cash expenses (weighted 15%) and driving capital efficiency (weighted 15%). Although these were the same two measures evaluated for purposes of the 2016 AIP awards, the Compensation Committee determined these measures continued to be the appropriate near-term assessments given the commodity price environment and the rigor of the established goals.
•	Category III (Strategic Measurement – 25%) – these are strategic priorities that are agreed upon by the Compensation Committee and management at the beginning of each year.

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The Compensation Committee approved the performance measures to be used for all three categories, as well as the weightings and goals with respect to those measures, with the Board’s Operations & Reserves Committee giving advice regarding the operational measures in Categories I and II. For purposes of the 2017 AIP, the Compensation Committee approved that the operational performance measures should, in the aggregate, constitute 75% of the total Company performance measures, with the strategic measurement accounting for the remaining 25%. This allocation is consistent with the weightings for the 2016 Annual Incentive Plan.

The Compensation Committee selected the following performance measures and weightings for the 2017 AIP:

Performance Measures	Weighting	What It Is	Why We Use It
Relative operational measures(1)		Relative operational measures that are consistently evaluated	Provides a strong correlation to stock price performance and mirrors Newfield’s financial disclosures
Domestic Production	15%	Domestic production (sales + lease fuel)	Critical to our future success, these are three primary measures by which stockholders measure our performance
Domestic Proved Reserves Replacement Ratio	15%	Volumes attributable to new proved locations (additions + tank revisions + performance revisions) divided by production
Discretionary Cash Flow	15%	Net cash provided by operating activities before changes in operating assets and liabilities
Near-term operational measures(1)		Near-term operational measures that are aligned to the current operational environment	Aligns with the near-term business plan and annual initiatives
Domestic Controllable Expense per Unit of Production ($/BOE)	15%	Controllable cash expenses (recurring expense + major expense + net cash G&A) divided by production	Controlling cash expenses improves margins
Domestic Finding & Development (F&D) Costs per BOE of New Proved Developed Reserve Additions	15%	Capital (drill, complete, recomplete, hook-up) divided by new proved developed reserve additions	Representative of capital efficiency and drives rates of return
Strategic performance goals		Strategic measures and milestones communicated to senior management which lead to financial value creation	Ensures alignment across organization and promotes long-term focus
Strategic Measurement	25%	Priorities primarily included corporate performance, operational efficiency, organizational effectiveness, risk management, financial strength, corporate responsibility and safety, environmental, regulatory and compliance	Provides evaluation of Newfield’s performance on the advancement of objectives related to our strategy for 2017, including those related to financial strength, operational flexibility, organizational management and corporate responsibilities

(1)	For a more detailed explanation of how we calculate these non-GAAP measures, please refer to Appendix A to this Proxy Statement.

2017 Annual Incentive Plan Goals

The 2017 AIP included threshold, target and stretch (maximum) goals for each operational performance measure (Category I & II), with a corresponding payout range (known as the AIP Factor range). Generally, target goals for the operational measures are based on Newfield’s approved budget and operating plan for the year. Threshold goals reflect the level of performance the Compensation Committee believes must be met before any payout is warranted. The stretch goals challenge management to achieve exceptional performance. The Compensation Committee monitors our performance against the established goals and discusses progress against those goals at each Committee meeting. Newfield’s threshold, target and stretch goals, as well as 2017 performance against those goals, are presented on page 41.

The Compensation Committee sets objectives with respect to the strategic measurement portion (Category III) of the 2017 AIP and the underlying strategic priorities for the year after a dialogue with management. These goals are meant to further motivate the NEOs to pursue value creation and Newfield’s long-term strategy. Because these objectives are generally qualitative in nature, success does not necessarily depend on attaining a particular priority; rather, success may be evaluated based on past norms, expectations and responses to unanticipated obstacles or opportunities.

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The Compensation Committee assessed Newfield’s performance against the strategic objectives that make up the strategic measurement portion of the 2017 AIP throughout the year. The 2017 strategic priorities, objectives and a summary of related management assessment rationale presented to the Committee are set forth below:

Priority	Objectives	Assessment
Enhance Corporate Performance 1.45x	• Deliver the approved budget and operating plan for 2017 • Build size, scale and enhance asset quality • Improve asset portfolio returns • Maintain execution track record

•  Delivered year over year pro forma domestic production growth of ~10%

•  Improved portfolio returns through completions optimization across the portfolio

•  Expanded Anadarko resource through the Sycamore, Caney, Osage Resource Expansion (SCORE) program

•  Secured additional Anadarko midstream takeaway capacity and other infrastructure

•  Implemented ethane processing in Anadarko to capture favorable natural gas liquids (NGL) market conditions

•  Closed ~$100 mm of asset sales while high-grading STACK position

Improve Operational & Organizational Efficiencies 1.35x

•  Effectively transition STACK to full field development

•  Achieve type curve uplift with optimized completions and targeting

•  Apply learnings from spacing pilots

•  Offset service cost inflation through operational efficiencies

•  Unlock additional zones with assessments

•  Recognize full value from corporate consolidation and maintain talent/leadership momentum

•  Continued transition to STACK full field development through application of learnings from recent pilots

•  Confirmed accretive value of upsized completions; implemented in all key operating areas

•  Increased SCOOP inventory while improving NPV per DSU

•  Reduced Uinta well costs significantly and uplifted EURs

•  Mitigated service cost pressures through vendor management and schedule optimization

•  Accomplished strategic talent objectives in recruiting, development and succession planning

•  Completed work force centralization

Maintain Financial Health 1.35x	• Maintain fortress balance sheet • Actively manage asset portfolio • Optimize timing, access and cost of capital • Mitigate price risk through hedging

•  Sustained top-tier balance sheet and credit metrics

–  Net Debt to EBITDA: 2.0x

–  EBITDA to interest: 7.3x

–  Liquidity: $2.1 billion

–  Cash: ~$325 mm

•  Protected cash flows through hedging in 2017 and strengthened hedge position in 2018 / 19

Demonstrate Corporate Responsibility 1.75x

•  Maintain “operator of choice” status

•  Achieve industry leading and continuously improving safety, environmental and regulatory compliance (SERC) performance

•  Support industry organizations with leadership and technical resources

•  Demonstrate good corporate citizenship

•  Anticipate SERC challenges and mitigate impact

•  Best-in-class safety performance

•  Completed environmental audit of high-risk facilities

•  Elected to American Petroleum Institute (API) Hydraulic Fracturing Issues Group chairmanship role

•  Awarded “Water for 2060” Excellence Award by Oklahoma Water Resources Board related to Barton Water Recycling Facility

•  Applied Leak Detection and Repair program across operations to reduce fugitive air emissions

•  Industry leader in developing seismicity protocols and proactive involvement in governmental and legislative matters

•  Created emergency relief fund, raising $135k to be awarded to employees impacted by Hurricane Harvey

•  Recognized as the leading oil and gas company in the Houston Top Workplaces survey (5th overall in large company category)

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Overall, the Compensation Committee determined that performance with respect to the strategic measurement portion of the 2017 AIP substantially exceeded expectations based on results across each of the priorities identified above.

The Compensation Committee then evaluated the overall performance of Newfield and the NEOs for 2017 against the operational goals and the strategic measurement and calculated the collective AIP Factor based on the weighted average of all the performance measures, as follows:

2017 PERFORMANCE SUMMARY

Individual Performance Measures

The Compensation Committee may adjust the ultimate AIP award payment a NEO would receive with respect to the Company performance measures, up or down, based on the Committee’s assessment of the NEO’s performance for the year. To that end, the Compensation Committee considers various criteria, including each NEO’s impact during the year and overall value to Newfield, specifically considering each NEO’s leadership skills, impact on strategic initiatives, performance in their primary area of responsibility, role and trajectory in succession planning and development, and other intangible qualities that contribute to our success. For 2017, the Compensation Committee made the adjustments noted in the chart below.

2017 Annual Incentive Award Payout Determinations

Based on the foregoing, the Compensation Committee approved the following 2017 AIP award payout amounts for the NEOs:

Name	Base Salary ($)	% of Base Salary	Target Bonus Amount ($)	x	Collective AIP Factor	+/-	Individual Performance Determination ($)	=	Actual Annual Incentive Award Payout ($)
Mr. Boothby	$1,000,000	120%	$1,200,000				$0		$1,920,000
Mr. Massaro	510,000	100%	510,000				9,000		825,000
Mr. Packer	565,000	100%	565,000		1.6		46,000		950,000
Mr. Dunn	415,000	85%	352,750				(34,400)		530,000
Mr. Jasek	420,000	85%	357,000				28,800		600,000

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Long-Term Equity-Based Incentive Awards

Each February, we grant our NEOs long-term equity-based incentive awards. The Compensation Committee determines the amount of these awards, as well as the mix of time- and performance-based awards. The Compensation Committee seeks to balance time-based awards, which have an inherent retention incentive, with performance-based awards, which tie compensation to relative long-term TSR. Currently, our long-term equity-based incentive awards are in the form of restricted stock units, or RSUs.

The ratio of time- to performance-based RSUs awarded varies by officer, based on the officer’s ability to influence overall corporate results. Additionally, the number of time-based RSUs awarded is equally split between stock-settled RSUs and cash-settled RSUs. The following graphs reflect the mix of time- and performance-based RSUs for the NEOs for 2017 as a percentage of total award value, which remained the same as the 2016 mix for each NEO.

2017 LONG-TERM EQUITY-BASED INCENTIVE AWARD MIX

When considering the total long-term equity-based incentive award amount granted to each NEO, the Compensation Committee generally reviews estimated targets for compensation, the relative value of each compensation element, the expense of such awards, and the impact on dilution. The Compensation Committee intends that long-term equity-based incentive award amounts approximate the median total direct compensation of the 2017 Compensation Peer Group if Newfield’s performance falls at the median of its peers, with the ability to achieve above-median pay for superior performance.

Accordingly, for 2017, the Compensation Committee evaluated competitive compensation data, Newfield’s recent performance, and the role of each NEO in achieving Company objectives, as well as the CEO’s recommendations for long-term equity-based incentive award amounts for the other NEOs. Based on its evaluations and considering the target guideline values at the market 50th percentile and 75th percentile, the Compensation Committee approved the following time- and performance-based RSU awards for 2017:

Name	Number of Time-Based RSUs (Stock-Settled)	Number of Time-Based RSUs (Cash-Settled)	Number of Performance- Based RSUs (at target level)
Mr. Boothby	50,680	50,680	101,360
Mr. Massaro	25,340	25,340	50,680
Mr. Packer	25,340	25,340	50,680
Mr. Dunn	14,310	14,310	19,080
Mr. Jasek	17,888	17,888	23,850

Long-term equity-based incentive awards for 2017 and later years include refreshed “qualified retirement” vesting provisions that replace the prior pro-rata vesting concept with a three-tiered benefit structure based on a qualifying individual’s total combined age and service years. Qualified retirees must give six months’ notice of intent to retire under these provisions and comply with certain non-compete and non-solicitation covenants for up to twenty-four months in order to receive and retain any payments. These changes are aimed at attracting and retaining employees, rewarding long-term service, facilitating succession planning and protecting legitimate company interests. See “Potential Payments Upon Termination or Change of Control” on page 52.

Time-Based RSUs

The time-based RSUs (both stock-settled and cash-settled) granted in February 2017 vest in four substantially equal installments on August 15, 2017, August 15, 2018, August 15, 2019 and February 15, 2020, subject to continuous employment. Additional information regarding these awards, including treatment upon certain terminations of employment or the occurrence of a change of control, is provided below under “Executive Compensation Tables –Potential Payments Upon Termination or Change of Control.”

Performance-Based RSUs

The performance-based RSUs granted in February 2017 are subject to both continued service and relative TSR vesting conditions. In order to better align executive officer compensation with stockholder interests, provide a greater upside incentive to management and motivate management to increase Company performance, our performance-based RSUs granted in 2016 and later years (1) include a single three-year performance period and a single vesting opportunity at the end of the three-year performance period, and (2) award a target number of performance-based RSUs, with the final number of shares earned ranging between 0% and 200% of the target level. Specifically, the TSR vesting condition measures our total cumulative stockholder return for the three-year performance period relative to the TSR Performance Peer Group. The Compensation Committee believes that relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance, provides a reliable means to measure relative performance, and ensures the best alignment of the interests of management and stockholders.

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For 2017, the TSR Performance Peer Group remained unchanged from 2016 and includes Newfield and the following companies (or their successors, if a peer company is acquired by a public company):

2017 TSR Performance Peer Group
Bill Barrett Corp.*	Energen Corp.	PDC Energy, Inc.
Carrizo Oil & Gas, Inc.	EP Energy Corp.	Pioneer Natural Resources Co.
Chesapeake Energy Corp.	Jones Energy, Inc.	QEP Resources, Inc.
Cimarex Energy Co.	Marathon Oil Corp.	SM Energy Co.
Concho Resources Inc.	Matador Resources Co.	Whiting Petroleum Corp.
Continental Resources Inc.	Noble Energy Inc.	WPX Energy Inc.
Devon Energy Corp.

*Effective March 20, 2018, following completion of a strategic combination with Fifth Creek Energy Company, LLC, Bill Barrett Corp. changed its name to High Point Resources Corp. and began trading on the NYSE.

Vesting of the 2017 performance-based RSU awards is determined based on the TSR of each company in the 2017 TSR Performance Peer Group for the performance period beginning January 1, 2017, and ending December 31, 2019, with a single vesting opportunity at the end of the performance period. Specifically, payment of vested performance-based RSUs will be made in shares of Newfield stock based on Newfield’s relative TSR rank on December 31, 2019, as follows:

	Rank	Percentage of performance- based RSUs earned
First Quartile	1-3	200%
	4	180%
	5	160%
Second Quartile	6	140%
	7	130%
	8	120%
	9	110%
	10	100%
Third Quartile	11	90%
	12	80%
	13	70%
	14	60%
	15	50%
Fourth Quartile	16-20	0%

For purposes of these calculations, TSR for the performance period means the rate of return (expressed as a percentage) achieved with respect to the primary equity security of each company in the TSR Performance Peer Group if: (1) $100 was invested in such security on January 1, 2017, assuming a purchase price equal to the average closing price of the security for all trading days in January 2017, (2) all dividends received with respect to a particular security during the performance period were reinvested in the security (using the closing price of the security on the ex-dividend date for the dividend), and (3) assuming the valuation of such security at the end of the performance period is the average closing price for all trading days in December 2019.

Additional information regarding these awards, including treatment upon certain terminations of employment or the occurrence of a change of control, is provided below under “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”

Other Compensation

In addition to the elements of total direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract, motivate and retain executives critical to our long-term success and to provide a competitive compensation structure.

Change of Control Severance Plan and Severance Agreements

Our Change of Control Severance Plan and Severance Agreements with certain executives are intended to provide financial security and an industry-competitive compensation package. This additional security helps ensure that our executives remain focused on Newfield’s performance and the continued creation of stockholder value throughout any change of control transaction rather than considering potential uncertainties associated with their own employment.

The Change of Control Severance Plan and the Severance Agreements are “double trigger” agreements that generally provide certain cash payments to an executive whose employment is terminated during a two- or three-year protection period following a change of control. Our time- and performance-based RSUs also contain provisions regarding treatment of those awards upon certain terminations of employment or the occurrence of a change of control. For a description of these arrangements in effect with our NEOs during 2017, please see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control” beginning on page 52.

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401(k) Plan

All Newfield employees are eligible to participate in and receive up to an 8% annual Company-matching contribution to our 401(k) Plan, which is intended to provide financial security upon retirement.

Deferred Compensation Plan

The Deferred Compensation Plan allows eligible executives to defer up to 90% of their salary and all of their bonus on an annual basis. We make an annual matching contribution for up to 8% of the executive’s base salary, less any matching contribution made to an eligible executive under our 401(k) Plan. All officers are eligible to participate in and receive Company contributions to our Deferred Compensation Plan, which is intended to provide competitive retirement planning benefits to attract and retain skilled management. For an explanation of the major features of the Deferred Compensation Plan, please see “Executive Compensation Tables –Nonqualified Deferred Compensation” beginning on page 51.

Employee Stock Purchase Plan (“ESPP”)

Participating employees, including our executives, are eligible to purchase at a discount shares of Newfield common stock worth up to $25,000 each year. The ESPP is intended to encourage employees to maintain an equity stake in Newfield and align their interests with those of our stockholders.

Health and Wellness Plans

Executives are eligible to receive health and wellness benefits, including medical, dental, life and disability insurance, on the same basis as our other employees. Our health and wellness plans are intended to provide a competitive, broad-based employee benefits structure and to promote the wellness of our executives and other employees. Executives also may receive a Company-paid annual physical examination.

Perquisites

We provide our NEOs with limited perquisites and other personal benefits that we believe to be reasonable and competitive with those offered by comparative companies to their executive officers. The Compensation Committee believes these benefits further our objective of attracting and retaining key executive talent and assist our executive officers in dedicating the appropriate amount of time and attention to business matters. Additional details regarding these benefits are provided in footnote (3) to the Summary Compensation Table on page 48.

IV.	2018 Compensation Changes

The Compensation Committee engaged Longnecker, its independent compensation consultant, to review the overall competitiveness of our executive compensation program for 2018, with continued focus on aligning management compensation with performance and Newfield’s general strategy. Based on this review and the feedback received from our stockholders on our AIP, we adopted certain changes to our 2018 executive compensation program, which are described below.

2018 Annual Incentive Program Performance Measures

Our stockholders expressed a preference that we shift our AIP for executive officers away from traditional performance metrics and instead emphasize returns-based and leverage adjusted measures to more appropriately and effectively align incentives for our executives. Based on this feedback and E&P market research, and in consultation with our independent compensation consultant, Longnecker, we have adopted updated performance measures in our AIP for 2018. Specifically, in order to help us achieve our overall short- and long-term goals as an organization, we have restructured our AIP for 2018 to incorporate eight equally-weighted Company performance measures as follows:

2017 AIP METRICS			2018 AIP METRICS		NEW
Weight	Metric		Weight	Metric
15%	Domestic Production		12.5%	Debt Adjusted Production Growth Per Diluted Share	*
15%	Domestic Proved Reserves Replacement Ratio		12.5%	Proved Reserve Replacement Ratio
15%	Discretionary Cash Flow		12.5%	Cash Flow Per Diluted Share	*
		+	12.5%	Cash on Cash Return	*
15%	Domestic Controllable Expense		12.5%	Ongoing Operating Expense
15%	Domestic Proved Developed Finding & Development Costs		12.5%	Proved Developed Finding & Development Costs
		+	12.5%	Corporate Responsibility (“CR”)	*
25%	Strategic Priorities		12.5%	Corporate Strategy

AIP awards comprise a significant portion of our executives’ total compensation package, and the new and updated metrics incorporated into the 2018 AIP are intended to reward executives for performance in a variety of areas that are critical to our success. Refer to “Proxy Statement Summary—Corporate Governance Highlights—Corporate Responsibility and Sustainability” for additional information regarding our CR goals for 2018. The Compensation Committee believes the 2018 metrics are well-aligned with our focus on providing goal-oriented pay to our executive officers and, coupled with our long-term equity incentive award program, our stockholders’ interests.

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2018 Base Salary and Long-Term Equity-Based Incentive Awards

In addition to the changes to the AIP described above, the Compensation Committee determined that modest merit-based increases to our NEOs’ base salary rates for 2018 were warranted. In determining the amount of the base salary increases for 2018, the Compensation Committee considered the current 2018 outlook, the pay levels and expected increases in base pay of executives at the Compensation Peer Group companies and the rate of pay increases for our non-executive officers.

Named Executive Officer(1)	2017 Base Salary ($)	Increase (%)	Increase ($)	2018 Base Salary ($)
Mr. Boothby	$1,000,000	2.00%	$20,000	$1,020,000
Mr. Massaro	510,000	1.96%	10,000	520,000
Mr. Packer	565,000	1.77%	10,000	575,000
Mr. Jasek	420,000	7.14%	30,000	450,000
(1)	Mr. Dunn provided notice on February 14, 2018 that he will retire from Newfield in May 2018, and did not receive a base salary increase.

The Compensation Committee also approved changes to the ratio of time- to performance-based RSUs awarded to our executive officers for 2018. As a percentage of total award value, the percentage of performance-based RSUs was increased for all senior leadership (Senior Vice Presidents and above) to 60% and for all other officers to 50%. The Compensation Committee believes this change provides greater stockholder alignment for senior leadership by motivating consistent improvement in long-term stockholder value.

2018 LONG-TERM EQUITY-BASED INCENTIVE AWARD MIX

ALL SENIOR LEADERSHIP

V.	Compensation Policies and Practices

Process for Determining Executive Compensation

The Compensation Committee generally reviews and makes its decisions regarding the annual compensation of our NEOs at its regular meetings each February. These decisions include determining AIP award payouts for the prior year’s performance and adjustments to base salary, establishing target incentive opportunities and applicable performance objectives for the current year’s AIP awards and granting long-term equity-based incentive awards for the current year. The Compensation Committee also adjusts compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status, significant corporate events, or for competitive purposes. The Compensation Committee assesses each NEO’s impact during the year and overall value to Newfield, specifically considering:

•	the NEO’s leadership skills;
•	recommendations from our CEO (discussed in the following paragraphs) and the independent compensation consultant;
•	impact on strategic initiatives;
•	performance in the NEO’s primary area of responsibility;
•	the NEO’s role and trajectory in succession planning and development; and
•	other intangible qualities that contribute to corporate and individual success.

Annually, our CEO provides the Compensation Committee with an evaluation of his own performance that is based, in large part, upon the Company performance metrics described above, as well as his broad leadership roles as Chairman of the Board and our lead representative to the investment community. The Compensation Committee evaluates our CEO on these and other criteria, and his total compensation package is determined entirely by the Compensation Committee, based on its evaluation and input from the compensation consultant, and reflects his performance, Newfield’s performance and competitive industry practices.

Each year, our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation Committee. In developing his recommendations, the CEO considers the recommendations of his executive team, and input from internal executive compensation experts, as well as performance against the Company performance metrics and each NEO’s performance against his or her individualized goals. The compensation consultant reviews and provides comments to the Compensation Committee on our CEO’s recommendations.

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Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant. After an extensive review of proposals from several leading compensation consultants, the Committee determined to retain Longnecker & Associates as its independent compensation consultant effective beginning August 2016. The Committee did not engage any other consultants to provide executive compensation consulting services on its behalf during the 2017 fiscal year.

Longnecker assists the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay for performance and that allows us to attract, retain and motivate talented executives. For 2017, Longnecker’s services included providing an annual analysis of the compensation of our officers and directors, and their counterparts at peer companies. The analysis compares each element of compensation and total direct compensation awarded by Newfield and by our peers to our respective executive officers and directors. In addition, for 2017, Longnecker helped the Compensation Committee consider the allocation between AIP and long-term equity-based compensation and between the types of long-term equity-based incentive awards. Longnecker also provides assistance in the design of compensation and benefit programs and ongoing support with respect to regulatory and other considerations that affect compensation and benefit programs generally, as requested by the Compensation Committee.

Longnecker reports exclusively to the Compensation Committee. The Compensation Committee reviewed Longnecker’s independence at the time the firm was initially retained in 2016, and again in March 2017 and in March 2018. Each time, the Compensation Committee determined that there were no conflicts of interest as a result of this engagement. Specifically, the Compensation Committee determined that Longnecker was an independent adviser based on the following considerations:

•	Longnecker supplies no services to Newfield other than those as advisor to the Compensation Committee.
•	Longnecker has implemented a stock trading policy to prevent its consultants from trading client stock inside of client black-out trading periods. Additionally, if any consultants purchase client stock, the owners of Longnecker must be notified as well as the client.
•	Neither Longnecker nor its representatives to Newfield maintains any business or personal relationship with any Newfield executive officer or Compensation Committee member that would adversely impact Longnecker’s independence or that would create any conflict of interest.
•	Neither Longnecker nor its representatives to Newfield (including their immediate family members) owns any Newfield stock.
•	The fees for service Longnecker charged to Newfield in 2017 amounted to less than 6% of Longnecker’s annual revenue during the same year. Although the fees charged to Newfield in 2017 represented a greater percentage of Longnecker’s total revenue than fees charged to the Company in 2016, the Compensation Committee determined, following additional due diligence, that the change did not result in a conflict of interest.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Stock Ownership Guidelines

The Compensation Committee believes that meaningful stock ownership by our officers is important in aligning management’s interests with the interests of our stockholders. We have implemented stock ownership guidelines that require officers to maintain consistent ownership of Newfield stock based on a multiple of the executive’s annual base salary as set forth below:

Position	Ownership Requirement
President and CEO	5 times base salary
COO, CFO, Executive Vice Presidents and Senior Vice Presidents	3 times base salary
Vice Presidents – Business Unit Leader	2 times base salary
Vice Presidents – General Counsel, Treasurer, Chief Accounting Officer and Others	1.5 times base salary

Executives have up to five years to meet the stock ownership guidelines. As of year-end 2017, all NEOs met our stock ownership guidelines.

Incentive Compensation Clawback

Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires the SEC to direct national securities exchanges to prohibit the listing of any security of an issuer that fails to develop and implement a clawback policy. Although these rules have not been finalized, in March 2016, the Board approved and adopted the Newfield Exploration Company Clawback Policy (the “Clawback Policy”). Under the Clawback Policy, if the Board determines, after conducting a reasonable investigation, that any wrongful conduct (defined as fraud, gross negligence or intentional misconduct) committed by any current or former officer or other employee who received an award or payout under our equity compensation plan or AIP plan was a significant contributing factor to the Company having to restate all or a portion of its publicly-reported consolidated financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws (which shall exclude any restatement caused by a change in applicable accounting rules, policy or interpretations), then the Board shall have the right to take, or cause to be taken, in its sole discretion, such action, to the extent permitted by applicable law, as it deems necessary to remedy the wrongful conduct and seek to prevent its recurrence. Remedies include the reimbursement, reduction, cancellation, forfeiture or recoupment of such awards or gains realized from such wrongful conduct.

In addition, under the 2011 Omnibus Stock Plan and the 2017 Omnibus Incentive Plan, the Compensation Committee may require the forfeiture of equity awards (including vested awards that have been exercised or settled and all net proceeds realized with respect to previously-granted awards) if it determines that an award holder engaged in certain bad acts, such as fraud, embezzlement, or the violation of any restrictive covenant agreement, and may require awards granted with performance goals to be subject to any policy we adopt relating to the recovery of incentive awards in the event the associated performance goals were not actually achieved. Further, the Sarbanes-Oxley Act of 2002 mandates that the CEO and CFO reimburse the Company for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct.

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Prohibited Transactions

We prohibit executive officers from buying, selling or writing puts, calls or other options related to Newfield stock. None of our executives have entered into hedging transactions involving our stock. We also prohibit executives from holding Newfield stock in a margin account or pledging it as collateral for a loan.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation paid to its “covered employees” to the extent that such compensation exceeds $1 million in any calendar year. Section 162(m) exempts qualifying “performance-based compensation” with respect to taxable years beginning on or before December 31, 2017, or otherwise payable pursuant to a binding written agreement in effect on November 2, 2017, from the deduction limitation.

Our policy is to have a compensation program that recognizes and rewards performance that increases stockholder value and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. Historically, our performance-based RSUs and the portion of the AIP awards that is based on operational Company performance measures have generally been intended to qualify as “performance-based compensation” for purposes of Section 162(m). We believe, however, that under certain circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in Newfield’s and our stockholders’ best interests to provide compensation to selected executives even if it is not deductible. The “performance-based compensation” exception to Section 162(m) has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million for 2018 and later years will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. As a result, the Compensation Committee expects in the future to approve compensation that is not deductible for income tax purposes.

Compensation Policies and Practices Related to Risk Management

The Compensation Committee has discussed and analyzed the concept of risk as it relates to our compensation programs and believes that our compensation programs do not encourage excessive and unnecessary risk taking. The Compensation Committee, with the assistance of Longnecker, arrived at this conclusion for the following reasons:

•	Although the majority of the compensation provided to our executives is variable and linked to performance, we believe an appropriate portion of their total compensation is fixed. The fixed (salary) portion provides a steady income regardless of Newfield’s stock performance and allows executives to focus on our business without an excessive emphasis on our stock price performance.
•	Our AIP awards are determined based on Company and individual performance measures, both operational and strategic, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company goals are designed to ensure a proper balance between stock performance, operational measures and strategic goals. In addition, the Compensation Committee sets performance goals that it believes are reasonable in light of our past performance, then-current business projections, and market conditions. Moreover, our AIP awards are subject to maximum payout caps that limit the amount an executive may earn for certain of the operational measures.
•	A portion of our long-term equity-based incentive awards consists of time-based RSUs, which generally vest over three years and retain value even in a depressed market, so executives are less likely to take unreasonable risks. Another portion (between 40% and 50% of the total award value in the case of our NEOs for 2017) consists of performance-based RSUs that measure our TSR over a specified period relative to the TSR performance of certain peer companies over the same period, which encourages a longer-term focus.
•	Our stock ownership guidelines reduce the likelihood of unnecessary risk-taking because our executive officers are required to own a meaningful amount of Newfield stock.

In light of the above, the Compensation Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Newfield’s sustained long-term growth and performance.

Compensation & Management Development Committee Report

The Compensation & Management Development Committee has reviewed and discussed with Newfield’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on this review and discussion, the Compensation & Management Development Committee recommended to the Board of Directors of Newfield that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the Compensation & Management Development Committee.

The foregoing Compensation & Management Development Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any of Newfield’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

J. Terry Strange, Chair
Juanita M. Romans
John W. Schanck
J. Kent Wells

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the years ended December 31, 2017, 2016, and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Lee K. Boothby Chairman of the Board, President and CEO	2017	$976,923	$–	$9,101,114	$1,920,000	$97,543	$12,095,580
	2016	850,000	–	7,165,038	1,785,000	88,110	9,888,148
	2015	850,000	4,800	6,038,119	1,795,200	86,526	8,774,645
Lawrence S. Massaro Executive Vice President and CFO	2017	500,031	9,000	4,550,557	816,000	21,954	5,897,542
	2016	441,323	70,900	3,809,160	779,100	42,098	5,142,581
	2015	420,000	100,800	2,368,811	739,200	31,109	3,659,920
Gary D. Packer Executive Vice President and COO	2017	561,269	46,000	4,550,557	904,000	67,981	6,129,807
	2016	540,750	18,687	3,809,160	946,313	66,778	5,381,688
	2015	540,750	48,280	3,551,990	951,720	61,884	5,154,625
George T. Dunn(4) Sr. Vice President- Development	2017	411,765	–	2,090,691	530,000	53,793	3,086,249
	2016	392,210	43,962	1,961,782	586,038	54,027	3,038,019
	2015	382,500	27,780	1,408,165	572,220	36,572	2,427,236
John H. Jasek Sr. Vice President- Operations	2017	416,923	28,800	2,613,403	571,200	171,099	3,801,425
	2016	400,000	85,000	2,055,048	595,000	51,742	3,186,790
	2015	400,000	16,600	1,173,684	598,400	39,171	2,227,856

(1)	The amounts shown for 2017 reflect payments made in February 2018 pursuant to the annual incentive awards granted under the 2017 AIP. In accordance with SEC rules, the amounts reported in the “Bonus” column reflect the amount, if any, paid pursuant to the individual performance assessment portion of the AIP awards, while the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the amount paid pursuant to the Company performance measures. See “Compensation Discussion and Analysis – 2017 Compensation Decisions – Annual Incentive Awards” (page 38).

(2)	The amounts shown in the “Stock Awards” column for 2017 reflect the full aggregate grant date fair value of stock-based awards granted during 2017, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and do not reflect the actual value that may be recognized by each NEO.

During 2017, the NEOs received grants of performance-based RSUs subject to both continued service and relative TSR vesting conditions, which are considered awards subject to a market condition under applicable accounting guidance. For the 2017 performance-based RSUs, the grant date fair value per share was $50.22, which is determined based on the probable outcome of achieving the performance target. In addition, during 2017, the NEOs received grants of time-based RSUs (50% stock-settled and 50% cash-settled). For each of these awards, the grant date fair value was based on a per share price of $39.57, which is the mean of the high and low sales prices of our common stock on the date of grant, which was February 7, 2017.

For assumptions made in the valuation of the awards reported in this column, see also Note 15, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC. See also “Compensation Discussion and Analysis – 2017 Compensation Decisions – Long-Term Equity-Based Incentive Awards” (page 42), “Grants of Plan-Based Awards in 2017” (page 49), and “Outstanding Equity Awards at December 31, 2017” (page 50) for a further description of these awards.

(3)	For 2017, “All Other Compensation” includes:

Name	Matching 401(k) Plan Contribution ($)	Matching Deferred Compensation Plan Contribution ($)	Perquisites and Other Benefits(a) ($)		Total ($)
Mr. Boothby	$18,000	$60,154	$19,389		$97,543
Mr. Massaro	18,000	–	3,954		21,954
Mr. Packer	18,000	26,901	23,080		67,981
Mr. Dunn	18,000	14,941	20,852		53,793
Mr. Jasek	18,000	15,354	137,745	(b)	171,099

(a)	Includes payment of fitness and certain business club dues, annual executive physical examinations, financial planning services, service awards and matching charitable contributions (a benefit of up to $2,500 per year available to all employees).

(b)	Includes relocation expenses of $88,472 and a related tax gross-up payment of $32,643.

(4)	On February 14, 2018, Mr. Dunn provided notice that he will retire from Newfield after almost 26 years with the company. Mr. Dunn will remain in his position and continue to support Newfield until May 2018 to assist with a smooth transition.

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Grants of Plan-Based Awards in 2017

The following table contains information about grants of plan-based awards to our NEOs during 2017.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date
Name		Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Fair Value of Stock Awards ($)(4)
Mr. Boothby	(1)(a)	02/07/2017	$		$		$					50,680	$2,005,408
	(1)(b)	02/07/2017										50,680	2,005,408
	(2)	02/07/2017							50,680	101,360	202,720		5,090,299
	(3)			–		1,200,000		2,400,000
Mr. Massaro	(1)(a)	02/07/2017										25,340	1,002,704
	(1)(b)	02/07/2017										25,340	1,002,704
	(2)	02/07/2017							25,340	50,680	101,360		2,545,150
	(3)			–		510,000		1,020,000
Mr. Packer	(1)(a)	02/07/2017										25,340	1,002,704
	(1)(b)	02/07/2017										25,340	1,002,704
	(2)	02/07/2017							25,340	50,680	101,360		2,545,150
	(3)			–		565,000		1,130,000
Mr. Dunn	(1)(a)	02/07/2017										14,310	566,247
	(1)(b)	02/07/2017										14,310	566,247
	(2)	02/07/2017							9,540	19,080	38,160		958,198
	(3)			–		352,750		705,500
Mr. Jasek	(1)(a)	02/07/2017										17,888	707,828
	(1)(b)	02/07/2017										17,888	707,828
	(2)	02/07/2017							11,925	23,850	47,700		1,197,747
	(3)			–		357,000		714,000

(1)	Reflects (a) stock-settled time-based RSUs awarded to each NEO in 2017 under our 2011 Omnibus Stock Plan, and (b) cash-settled time-based RSUs awarded to each NEO in 2017. All of the time-based RSUs granted to the NEOs in February 2017 vest, subject to continuous employment, in four substantially equal installments on August 15, 2017, August 15, 2018, August 15, 2019, and February 15, 2020. No cash dividends or cash dividend equivalent rights are received with respect to outstanding time-based RSUs. See also “Potential Payments Upon Termination or Change of Control” (page 52).

(2)	Reflects the potential number of performance-based RSUs that may be earned with respect to the performance-based RSU awards granted to each NEO in 2017 under our 2011 Omnibus Stock Plan, which awards are subject to both continued service and relative TSR vesting conditions. NEOs may earn from 0% to 200% of the target award based on our cumulative stockholder return relative to the TSR Performance Peer Group for the performance period beginning January 1, 2017, and ending on December 31, 2019, with vesting occurring at the end of the period, subject to continued employment through the actual vesting date. The “Threshold” level reported in this table is based upon the lowest possible earned amount of 50% based on the payout scale described on page 43, although the minimum potential payout is zero. The “Maximum” level reported is based upon the highest possible earned amount of 200%. No cash dividends or cash dividend equivalent rights are received with respect to outstanding performance-based RSUs. For further details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2017 Compensation Decisions – Long-Term Equity-Based Incentive Awards” (page 42).

(3)	Reflects potential cash payouts for annual incentive awards under the 2017 AIP, as discussed beginning on page 38. If Company performance on the Company performance measures does not meet or exceed certain “threshold” goals with respect to the Category I and Category II Company performance metrics (which collectively constitute 75% of each award) and the Compensation Committee determines no strategic measurement objectives are obtained (see pages 38-39), then the payout under this program will be zero. The “Maximum” level reported in this table is based on the highest possible payout amount of 200% of each NEO’s target award. The amounts actually paid to the NEOs for 2017 with respect to the awards reported in this column are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The amounts actually paid pursuant to the individual performance measure assessment portion of the annual incentive awards are reported in the “Bonus” column of the Summary Compensation Table.

(4)	Reflects the full aggregate grant date fair value of stock-based awards granted during 2017, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and does not reflect the actual value that may be recognized by each NEO. For the performance-based RSUs, the grant date fair value per share was $50.22, which is determined based on the probable outcome of achieving the performance target. For the time-based RSUs, the grant date fair value was based on a per share price of $39.57, which is the mean of the high and low sales prices of our common stock on the date of grant. For assumptions made in the valuation, see also Note 15, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and see footnote (2) to the “Summary Compensation Table” included in this Proxy Statement.

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Outstanding Equity Awards at December 31, 2017

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2017. See also “Potential Payments Upon Termination or Change of Control” (page 52) for additional information regarding the treatment of these awards upon certain terminations of employment or the occurrence of a change of control.

		Option Awards				Stock Awards
						Number of Shares of Stock or		Market Value of Shares of Stock or	Equity Incentive Plan Awards: Number of Unearned		Equity Incentive Plan Awards: Market Value of Unearned
		Number of Securities Underlying Unexercised Options(#)		Option Exercise Price	Option Expiration	Units that have not Vested(2)		Units that have not Vested(3)	Shares, Units or Other Rights that have not		Shares, Units or Other Rights that have not
Name	Grant Date	Exercisable(1)	Unexercisable	($)	Date	(#)		($)	Vested(4) (#)		Vested(5) ($)
Mr. Boothby	02/07/2008	30,000	–	$48.45	2/7/2018	–		$–			$
	02/11/2015	–	–	–	–	24,466	(c)	771,413
	02/10/2016	–	–	–	–	67,820	(d)	2,138,365	122,072	(i)	3,848,930
	02/07/2017	–	–	–	–	76,020	(e)	2,396,911	111,496	(ii)	3,515,469

Mr. Massaro	11/08/2013	–	–	–	–	10,000	(a)	315,300
	02/11/2015	–	–	–	–	9,600	(c)	302,688
	02/10/2016	–	–	–	–	36,060	(d)	1,136,972	64,890	(i)	2,045,982
	02/07/2017	–	–	–	–	38,010	(e)	1,198,455	55,748	(ii)	1,757,734

Mr. Packer	02/07/2008	25,000	–	48.45	2/7/2018	–		–
	02/11/2015	–	–	–	–	14,394	(c)	453,843
	02/10/2016	–	–	–	–	36,060	(d)	1,136,972	64,890	(i)	2,045,982
	02/07/2017	–	–	–	–	38,010	(e)	1,198,455	55,748	(ii)	1,757,734

Mr. Dunn	02/07/2008	18,000	–	48.45	2/7/2018	–		–
	02/11/2015	–	–	–	–	6,908	(c)	217,809
	02/10/2016	–	–	–	–	22,720	(d)	716,362	27,257	(i)	859,413
	02/07/2017	–	–	–	–	21,466	(e)	676,823	20,988	(ii)	661,752

Mr. Jasek	02/07/2008	25,000	–	48.45	2/7/2018	–		–
	10/24/2014	–	–	–	–	9,000	(b)	283,770
	02/11/2015	–	–	–	–	5,760	(c)	181,613
	02/10/2016	–	–	–	–	23,800	(d)	750,414	28,553	(i)	900,276
	02/07/2017	–	–	–	–	26,832	(e)	846,013	26,235	(ii)	827,190

(1)	Reflects stock options that were awarded to the NEOs (other than Mr. Massaro) on February 7, 2008. All of the stock options were granted under our 2000 Omnibus Stock Plan and vested in five equal annual installments beginning on the first anniversary of the grant date. Because none of the optionees exercised any of these stock options prior to the applicable expiration date stated above, the options terminated in their entirety on February 7, 2018 and were thereafter null and void.

(2)	Reflects the following time-based RSUs that were awarded to the NEOs:

(a)	Time-based, stock-settled RSUs awarded to Mr. Massaro in connection with his promotion to Executive Vice President and CFO on November 8, 2013, which vest in three equal annual installments on December 1, 2016, 2017 and 2018.

(b)	Time-based, stock-settled RSUs awarded to Mr. Jasek on October 24, 2014, which vest in three equal annual installments on November 1, 2016, 2017, and 2018.

(c)	Time-based RSUs (50% stock-settled and 50% cash-settled) awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 11, 2015, which vest in four equal installments on August 15, 2015, 2016, and 2017, and February 15, 2018.

(d)	Time-based RSUs (50% stock-settled and 50% cash-settled) awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 10, 2016, which vest in four equal installments on August 15, 2016, 2017, and 2018, and February 15, 2019.

(e)	Time-based RSUs (50% stock-settled and 50% cash-settled) awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 7, 2017, which vest in four equal installments on August 15, 2017, 2018, and 2019, and February 15, 2020.

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(3)	Calculated by multiplying the number of RSUs that have not vested by the closing price of our common stock on the New York Stock Exchange (“NYSE”) on December 29, 2017 (the last trading day of 2017), which was $31.53.

(4)	Reflects the following performance-based RSUs that were awarded to the NEOs under our 2011 Omnibus Stock Plan:

(i)	Performance-based RSUs awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 10, 2016, which vest, if at all, based on our TSR relative to the TSR Performance Peer Group over a three-year period. Vesting of these 2016 performance-based RSUs has the possibility of occurring at the end of the performance period, which ends on December 31, 2018.

(ii)	Performance-based RSUs awarded to Messrs. Boothby, Massaro, Packer, Dunn and Jasek on February 7, 2017, which vest, if at all, based on our TSR relative to the TSR Performance Peer Group over a three-year period. Vesting of these 2017 performance-based RSUs has the possibility of occurring at the end of the performance period, which ends on December 31, 2019. For further details on the performance vesting requirements, see “Compensation Discussion and Analysis – 2017 Compensation Decisions – Long-Term Equity-Based Incentive Awards” (page 42).

The amount shown for (A) each outstanding 2016 award of performance-based RSUs reflects 90% of the target number of awarded RSUs that remain outstanding, and (B) each outstanding 2017 award of performance-based RSUs reflects 110% of the target number of awarded RSUs that remain outstanding, in each case, based on our relative TSR performance for the applicable period through December 31, 2017.

(5)	Calculated by multiplying the number of performance-based RSUs reported in the preceding column by the closing price of our common stock on the NYSE on December 29, 2017 (the last trading day of 2017), which was $31.53.

Stock Vested in 2017

The following table contains information regarding the vesting during 2017 of time-based and performance-based RSUs previously granted to our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Mr. Boothby	241,540	$7,876,944
Mr. Massaro	112,510	3,608,426
Mr. Packer	137,642	4,516,460
Mr. Dunn	57,462	1,821,278
Mr. Jasek	57,894	1,759,774

(1)	Represents the gross number of shares acquired upon vesting of time-based and performance-based RSUs during 2017, without reduction for any shares withheld to satisfy applicable tax obligations. In addition, includes time-based, cash-settled RSUs that were awarded on February 12, 2014, February 11, 2015, February 10, 2016, and February 7, 2017, portions of which vested on February 1, 2017 and August 15, 2017, as applicable, for Messrs. Boothby (includes 51,665 cash-settled RSUs), Massaro (includes 24,150 cash-settled RSUs), Packer (includes 28,171 cash-settled RSUs), Dunn (includes 15,711 cash-settled RSUs) and Jasek (includes 13,602 cash-settled RSUs).

(2)	Represents the value of the time-based and performance-based RSUs that vested during 2017, calculated by multiplying (a) the number of shares of time-based or performance-based RSUs that vested or, with respect to cash-settled RSUs, the equivalent number of shares used to calculate the cash payment, by (b) the mean of the high and low sales prices of our common stock on the applicable vesting date or, if the vesting date is not a trading day on the NYSE, the previous trading day.

Nonqualified Deferred Compensation

The following table contains information about our NEOs’ participation in our Deferred Compensation Plan during 2017.

Name	Executive Contributions in 2017(1) ($)	Registrant Contributions in 2017(2) ($)	Aggregate Earnings in 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017(3) ($)
Mr. Boothby	$417,154	$60,154	$545,171	$–	$4,296,130
Mr. Massaro	–	–	31,750	–	139,377
Mr. Packer	26,901	26,901	104,744	–	722,887
Mr. Dunn	14,941	14,941	51,526	–	368,215
Mr. Jasek	15,354	15,354	38,742	–	260,867

(1)	All amounts are included in the “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” columns for 2017 in the Summary Compensation Table.

(2)	Reflects amounts that we contributed under our Deferred Compensation Plan as a matching contribution for the benefit of each NEO for 2017. These amounts are included in the “All Other Compensation” column for 2017 in the Summary Compensation Table.

(3)	In addition to the amount of 2017 contributions, the following amounts reported in this column have also been reported in the Summary Compensation Table in previous years since 2006, as applicable, for each NEO: (a) Mr. Boothby – $2,854,652, (b) Mr. Massaro – $80,698, (c) Mr. Packer – $374,434, (d) Mr. Dunn – $174,772, and (e) Mr. Jasek – $113,918.

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Deferred Compensation Plan

Our Deferred Compensation Plan allows eligible employees to defer up to 90% of their salary and all of their bonus on an annual basis. We make an annual matching contribution of up to 8% of the employee’s salary. Our contribution with respect to any particular employee under the Deferred Compensation Plan is reduced to the extent that we make contributions to our 401(k) Plan on behalf of that employee. The NEOs are always fully vested in all amounts credited to their account under the Deferred Compensation Plan, including amounts contributed by Newfield.

Effective January 1, 2007, we established an irrevocable rabbi trust to hold employee account balances under our Deferred Compensation Plan. Employee account balances reflect hypothetical investments, at the direction of each employee, in substantially the same investment alternatives, including our common stock, as are available under our 401(k) Plan. Accordingly, earnings on account balances are based upon the market returns on the hypothetical investment alternatives selected by the employee participants.

Payments begin at separation from service, though officers generally must wait six months after separation from service for distributions to begin. Upon separation from service for any reason, payments will be made on the schedule (lump-sum or installment payments) elected by the participant at the time their deferral election is submitted. All payments are made in cash, except for amounts hypothetically invested in our common stock, which may be paid in cash or our common stock, at the election of the committee administering the plan. Unscheduled withdrawals are not allowed, other than distributions due to financial hardship, as determined by the committee that administers the plan. In the event of a change of control, the Compensation Committee has the authority to terminate the plan within the thirty days preceding or twelve months following a change of control and, in the event of such a termination, each participant’s account will be distributed within twelve months of the termination. See “Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

This section describes the potential payments or benefits upon termination, change of control, or other post-employment scenarios for each of our NEOs.

Change of Control Severance Agreements

Our NEOs do not have employment contracts, but they do have change of control severance agreements. These agreements have an initial term of three years (two years, in the case of Mr. Jasek), with automatic daily extensions unless our Board takes action to cease the automatic extensions, in which case each agreement will terminate on the third anniversary (second anniversary, in the case of Mr. Jasek) of the date the Board gives notice of termination. Each agreement (other than the agreement with Mr. Massaro) is currently in the extension period. Mr. Massaro’s agreement, which was originally effective December 19, 2014, was amended and restated effective February 10, 2016, and has a three-year term commencing on that date, with automatic daily extensions unless our Board takes action to cease the automatic extensions, in which case Mr. Massaro’s agreement will terminate on the third anniversary of date the Board gives notice of termination. Mr. Massaro’s restated agreement changed the cash multiplier under his original agreement from two and one-half (2.5) to three (3), and changed the protection period under his agreement from 30 months to 36 months following a change of control, in order to align his severance benefits with those provided to other executive officers at Mr. Massaro’s employment level.

Our change of control severance agreements generally provide for a severance protection period that begins on the date of a “change of control” of Newfield and ends on the 36-month anniversary of that date (on the 24-month anniversary of that date, in the case of Mr. Jasek). During the protection period, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason,” the agreements provide for the three types of severance benefits described below.

Lump Sum Cash Severance Payment	Continued Health Coverage	Outplacement Services
Equal to three times (two times, in the case of Mr. Jasek) the sum of (1) the greater of the executive’s base salary immediately prior to the change of control or at any time thereafter and (2) one-half of the greater of the executive’s cash bonus compensation for the two years ending prior to the change of control or for the two years ending prior to the executive’s termination of employment	Payment of the applicable premiums for COBRA continuation coverage or retiree medical coverage, as applicable, for the executive and his covered dependents for 36 months (24 months, in the case of Mr. Jasek), plus an amount to reimburse the executive for all applicable income taxes related to such payments, to the extent the executive and his dependents are eligible for and elect such continuation or retiree medical coverage	Reasonable outplacement services in an amount not exceeding $30,000

If the executive is terminated by us for failure to perform the executive’s duties for at least 180 days due to physical or mental illness, the executive will not be eligible to receive the severance benefits described above.

For purposes of the change of control severance agreements, the following terms are generally defined as set forth below:

•	“Cause” means (1) willful and continued failure to substantially perform duties; (2) conviction of or plea of nolo contendere to a felony or a misdemeanor involving moral turpitude; (3) willful engagement in gross misconduct materially and demonstrably injurious to us; (4) material violation of any of our material policies; or (5) the executive is the subject of an order obtained or issued by the SEC for any securities violation involving fraud.
•	“Change of control” means (1) we are not the survivor in any merger, consolidation or other reorganization (or survive only as a subsidiary); (2) the consummation of a merger or consolidation with another entity pursuant to which less than 50% of the outstanding voting securities of the survivor will be issued in respect of our capital stock; (3) we sell, lease or exchange all or substantially all of our assets; (4) we are to be dissolved and liquidated; (5) any person acquires ownership or control of more than 50% of the shares of our voting stock (based upon voting power); or (6) as a result of or in connection with a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board. A “change of control” does not include any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction solely between us and one or more entities that

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were wholly-owned by us immediately prior to the event or any event that is not a “change in control” pursuant to Section 409A of the Internal Revenue Code.
•	“Good reason” means (1) a material reduction in the executive’s authority, duties, titles, status or responsibilities in effect immediately prior to a change of control or the assignment to the executive of duties or responsibilities inconsistent in any material respect with those in effect immediately prior to a change of control; (2) any reduction in the executive’s base salary; (3) any failure to provide the executive with a combined total of base salary and bonus compensation at a level at least equal to the combined total of (a) the executive’s base salary immediately prior to the change of control and (b) one-half of the total of all cash bonuses (whether paid or deferred) awarded to the executive for the two most recent years ending prior to the change of control; (4) we fail to obtain a written agreement from any successor to assume and perform the agreements; or (5) relocation of our principal executive offices by more than fifty miles from their location immediately prior to the change of control or the executive is based at any office other than our principal executive offices.

If the payment of benefits under the agreement or otherwise results in the executive being subject to excise taxes under Section 4999 of the Internal Revenue Code, we must make an additional payment to the executive (other than Mr. Massaro) in an amount such that after the payment of all income and excise taxes, the executive will be in the same net after-tax position as if no such excise taxes had been imposed. We do not provide for excise tax gross-ups in connection with a change of control in any executive officer agreements entered into after January 2009, and it is our policy not to include any such tax gross-up in any future executive officer agreements. Mr. Massaro’s change of control severance agreement does not provide for an excise tax gross-up and instead provides that if an excise tax is triggered, then the severance benefits shall either be (1) reduced so that benefits would not trigger an excise tax, or (2) paid in full, whichever produces the better net after-tax position to Mr. Massaro.

Receipt of benefits under the change of control severance agreements is subject to the executive’s execution of a comprehensive release, which contains non-disparagement provisions and a confidentiality agreement. If a dispute arises, the agreement provides for binding arbitration at our expense (unless the arbitrator provides otherwise with respect to the executive’s expenses).

Outstanding Long-Term Equity-Based Incentive Awards

As of December 31, 2017, our NEOs held outstanding stock options and outstanding time-based and performance-based RSUs. All outstanding stock options held by our NEOs were granted under our 2000 Omnibus Stock Plan, and all such options were fully vested as of December 31, 2017. These options terminated in their entirety on February 7, 2018 (the original expiration date) and were thereafter null and void.

Change of Control

Outstanding time-based RSUs held by our NEOs become fully vested at 100% in the event of a change of control.

Effective January 1, 2017, all outstanding performance-based RSU awards provide that, in the event of a change of control, the number of outstanding performance-based RSUs earned is determined based on our actual relative TSR performance through the date of the change of control, provided that the number of shares deemed earned will be at least the target number of shares subject to the award. For purposes of these awards, the definition of “change of control” is substantially the same as the definition under the change of control severance agreements described above.

Termination of Employment

In the case of termination of an NEO’s employment due to death or disability, time-based RSUs fully vest and become nonforfeitable. In addition, outstanding time-based RSUs granted in 2016 and prior years provide that, in the event an NEO’s employment terminates by reason of a qualified retirement, a pro-rata portion of the time-based RSUs held by the executive on the date of termination will vest. For purposes of these pre-2017 RSU awards, a “qualified retirement” is defined as (1) either (a) reaching at least age 60 and signing a non-compete agreement that is effective until reaching age 62 or (b) reaching at least age 62, (2) having at least 10 years of qualified service, and (3) providing proper notice (as outlined in the applicable award agreement). As of December 31, 2017, only Mr. Dunn was eligible for qualified retirement under this definition.

Outstanding time-based RSUs granted in 2017 and later years may also vest, in full or in part, in the event an NEO’s employment terminates by reason of a qualified retirement. A “qualified retirement” is defined in the RSU award agreements as a voluntary termination of employment when an individual is (1) at least age 55, (2) has at least 5 years of qualified service and (3) provides proper notice (as outlined in the applicable award agreement). Individuals who satisfy the requirements for qualified retirement under this definition are classified into three tiers, with individuals in tier 1 having the greatest combined levels of age and service. Upon a termination by reason of a qualified retirement, (1) tier 3 retirees remain eligible for vesting and payment with respect to 50% of their outstanding time-based RSUs, (2) tier 2 retirees remain eligible for vesting and payment with respect to 75% of their outstanding time-based RSUs, and (3) tier 1 retirees remain eligible for vesting and payment with respect to 100% of their outstanding time-based RSUs. In each case, the outstanding time-based RSUs with respect to which a qualified retiree remains eligible to receive vesting and payment (referred to as “retirement-adjusted RSUs”) shall be paid to the qualified retiree on the normal vesting date specified for each such RSU in the applicable award agreement, subject to the qualified retiree’s compliance with certain non-competition and non-solicitation covenants. These covenants apply to qualified retirees who are officers for 24 months following the officer’s retirement date and, upon the breach of any such covenant, Newfield may (1) refuse to make payment in settlement of any unpaid retirement-adjusted RSUs, or (2) recover from the officer any amounts previously received in settlement of any retirement-adjusted RSUs. As of December 31, 2017, (1) Mr. Boothby satisfies the requirements for tier 2 qualified retirement, (2) Messrs. Packer and Dunn satisfy the requirements for tier 1 qualified retirement, and (3) Messrs. Massaro and Jasek do not satisfy the requirements for qualified retirement at any tier level. With respect to pre-2017 time-based RSU awards, it is Newfield’s policy to provide individuals who satisfy the requirements for qualified retirement as described in this paragraph with a number of fully-vested RSUs in connection with such individual’s qualified retirement equal to (1) the individual’s qualified retirement vesting percentage, multiplied by (2) the number of such time-based RSUs that would otherwise be forfeited by the individual on his or her retirement date, subject to compliance with the same covenants applicable to retirement-adjusted RSUs. These changes to the qualified retirement provisions are aimed at attracting and retaining employees, rewarding long-term service, facilitating succession planning and protecting legitimate company interests.

While performance-based RSUs are not forfeited upon an NEO’s termination of employment due to death, disability, or a qualified retirement, such awards only vest in those scenarios based on our actual performance during the applicable performance period (including any shortened performance period due to a change of control as described above). Effective January 1, 2017, we amended all outstanding performance-based RSUs to incorporate

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the definition of qualified retirement utilized in the 2017 time-based RSU awards and to memorialize the post-qualified retirement non-compete and non-solicitation covenants described above, along with certain confidentiality requirements. Performance-based RSUs awarded in 2017 and later years also provide that such awards vest upon a termination of employment due to qualified retirement (within the meaning used in the 2017 time-based RSUs) based upon on our actual performance during the applicable performance period, except that the number of performance-based RSUs vested and earned (the “retirement-adjusted RSUs”) shall equal (1) in the case of a tier 3 retiree, 50% of the number of performance-based RSUs that would have vested and been earned if the individual had remained continuously employed through the end of the performance period, (2) in the case of a tier 2 retiree, 75% of the number of performance-based RSUs that would have vested and been earned if the individual had remained continuously employed through the end of the performance period, and (3) in the case of a tier 1 retiree, 100% of the number of performance-based RSUs that would have vested and been earned if the individual had remained continuously employed through the end of the performance period. Payment of such performance-based retirement-adjusted RSUs, and an awardee’s right to retain such amounts, is subject to compliance with the non-compete and non-solicitation covenants described above with respect to time-based RSUs granted in 2017 and later years.

In the case of a termination of employment other than in the circumstances described above, unvested RSUs will be forfeited. Certain amounts payable on a termination of employment and described above will be delayed until six months following the NEO’s termination of employment in compliance with Section 409A of the Internal Revenue Code. Award recipients also agree to comply with certain confidentiality covenants both during their employment with Newfield and following their termination of employment for any reason. Violations of these confidentiality covenants may result in forfeiture of the award recipient’s right to receive payment under the award, in addition to Newfield’s right to pursue all other available remedies at law and equity.

Other Compensation Plans

Upon termination of employment with us, our NEOs are entitled to payment of their account balances in our Deferred Compensation Plan in the form previously selected by the member in their payment election. See “Nonqualified Deferred Compensation” (on page 51).

Under our Annual Incentive Plan (as in effect on December 31, 2017), upon a change of control, the performance period applicable to the annual incentive awards is deemed to end on the date of the change of control, and eligible employees are entitled to payment of a pro-rata annual incentive award based on actual performance through that date.

Post-Employment Tables

The following tables describe potential payments or benefits upon termination, change of control or other post-employment scenarios for each of the NEOs as of December 31, 2017. These tables generally do not include amounts payable pursuant to plans that are available to all salaried employees. The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. There would be no amounts payable or benefits due to enhancements solely in connection with (1) an involuntary termination for cause, (2) an involuntary termination not for cause, or (3) a voluntary termination of a non-retirement eligible executive. Accordingly, no amounts are shown for those scenarios. The actual amounts to be paid out in any scenario can only be determined at the time of an executive officer’s actual separation from Newfield.

The following assumptions apply to the tables:

•	For all scenarios, the trigger event is assumed to occur on December 31, 2017, and the amounts quantified below do not take into account any changes made to any applicable arrangements following December 31, 2017.
•	“Cash Severance Payment” only includes base salary and bonus, as described under “Change of Control Severance Agreements” on page 52. All other amounts and adjustments mandated by the change of control severance agreements are shown in connection with the associated other benefits included in the tables.
•	The “Pro-Rata Bonus” amounts represent pro-rata AIP awards for 2017, at target level, potentially payable under the 2017 AIP upon a change of control. The 2017 AIP amounts actually paid to the NEOs are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2017.
•	Vested stock options and RSUs are not included in these tables since they are already vested. All stock options held by the NEOs as of December 31, 2017 had exercise prices in excess of our stock price on that date.
•	For all scenarios, the amounts for RSUs that are unvested and accelerated are calculated by multiplying the number of unvested RSUs by $31.53 (the closing price of our common stock on the NYSE on December 29, 2017, the last trading day of 2017). In the case of performance-based RSUs granted in 2016 and 2017, the amounts are calculated assuming a number of earned shares equal to 100% of the target number of performance-based RSUs in all scenarios.
•	The amounts shown for health coverage are the estimated COBRA premiums for the existing medical and dental benefits to each eligible executive for the applicable time period specified in the executive’s change of control severance agreement, plus the related tax reimbursement amount.
•	The outplacement services amounts represent the maximum benefits available to each eligible executive.

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Deferred Compensation Plan amounts payable in connection with the various scenarios are not shown in the tables below because these amounts are disclosed earlier in the “Nonqualified Deferred Compensation” table on page 51.

Mr. Boothby	Retirement ($)	Disability ($)	Death ($)	Change of Control With Involuntary Termination or Voluntary Termination For Good Reason ($)	Change of Control (No Termination) ($)
Cash Severance Payment	–	–	–	8,377,500	–
Pro Rata Bonus	–	–	–	1,200,000	1,200,000
Restricted Stock Units Unvested and Accelerated	9,584,458	12,779,141	12,779,141	12,779,141	12,779,141
Health Coverage(1)	–	–	–	19,368	–
Outplacement Services	–	–	–	30,000	–
Excise Tax Gross-Up(2)	N/A	N/A	N/A	–	–
TOTAL	9,584,458	12,779,141	12,779,141	22,406,009	13,979,141

Mr. Massaro	Retirement ($)	Disability ($)	Death ($)	Change of Control With Involuntary Termination or Voluntary Termination For Good Reason ($)	Change of Control (No Termination) ($)
Cash Severance Payment(3)	N/A	–	–	2,318,483	–
Pro Rata Bonus	N/A	–	–	510,000	510,000
Restricted Stock Units Unvested and Accelerated	N/A	6,824,669	6,824,669	6,824,669	6,824,669
Health Coverage	N/A	–	–	92,329	–
Outplacement Services	N/A	–	–	30,000	–
Excise Tax Gross-Up(2)(3)	N/A	N/A	N/A	N/A	N/A
TOTAL	N/A	6,824,669	6,824,669	9,775,480	7,334,669

Mr. Packer	Retirement ($)	Disability ($)	Death ($)	Change of Control With Involuntary Termination or Voluntary Termination For Good Reason ($)	Change of Control (No Termination) ($)
Cash Severance Payment	–	–	–	4,642,500	–
Pro Rata Bonus	–	–	–	565,000	565,000
Restricted Stock Units Unvested and Accelerated	6,660,523	6,660,523	6,660,523	6,660,523	6,660,523
Health Coverage	–	–	–	12,305	–
Outplacement Services	–	–	–	30,000	–
Excise Tax Gross-Up(2)	N/A	N/A	N/A	–	–
TOTAL	6,660,523	6,660,523	6,660,523	11,910,328	7,225,523

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Mr. Dunn(4)	Retirement ($)	Disability ($)	Death ($)	Change of Control With Involuntary Termination or Voluntary Termination For Good Reason ($)	Change of Control (No Termination) ($)
Cash Severance Payment	–	–	–	3,090,000	–
Pro Rata Bonus	–	–	–	352,750	352,750
Restricted Stock Units Unvested and Accelerated	3,167,472	3,167,472	3,167,472	3,167,472	3,167,472
Health Coverage(1)	–	–	–	5,304	–
Outplacement Services	–	–	–	30,000	–
Excise Tax Gross-Up(2)	N/A	N/A	N/A	–	–
TOTAL	3,167,472	3,167,472	3,167,472	6,645,526	3,520,222

Mr. Jasek	Retirement ($)	Disability ($)	Death ($)	Change of Control With Involuntary Termination or Voluntary Termination For Good Reason ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	—	—	2,135,000	—
Pro Rata Bonus	N/A	—	—	357,000	357,000
Restricted Stock Units Unvested and Accelerated	N/A	3,814,090	3,814,090	3,814,090	3,814,090
Health Coverage	N/A	—	—	74,436	—
Outplacement Services	N/A	—	—	30,000	—
Excise Tax Gross-Up(2)	N/A	N/A	N/A	—	—
TOTAL	N/A	3,814,090	3,814,090	6,410,526	4,171,090

(1)	Messrs. Boothby, Packer and Dunn are the only NEOs who were retirement-eligible under the retiree medical plan as of December 31, 2017. Under the Change of Control (With Involuntary Termination or Voluntary Termination for Good Reason) scenario for Messrs. Boothby, Packer and Dunn, the amount shown is net of employee contributions. No amounts are shown under the retirement scenario because the benefit is nondiscriminatory.
(2)	The potential gross-up for the excise tax, if any, is determined by taking into account the cash severance payment, pro-rata target bonus amount, any RSUs that become vested upon a change of control, the continued health coverage, and the outplacement services, all assuming a change of control occurred on December 31, 2017. The 20% excise tax is only triggered if the present value of the listed benefits is equal to or greater than three times the average of the prior five years’ W-2 pay, and the excise tax is then imposed on the total amount of the benefits listed that are in excess of one times that average pay. Accordingly, amounts are shown in this row only for the NEOs whose estimated benefits would trigger the 20% excise tax gross-up and who are otherwise entitled to receive such a gross-up payment. To determine the appropriate gross-up for the excise tax, the following tax rates were used: 37% federal, 0% state, 20% excise, and 2.35% Medicare. Estimated payments to Messrs. Boothby, Dunn, Packer, and Jasek would not trigger the excise tax and so no gross-up payment is necessary for any of these NEOs.
(3)	Mr. Massaro is not entitled to a gross-up payment. Instead, Mr. Massaro’s change of control severance agreement provides that if an excise tax is triggered, then the severance benefits will either be (a) reduced so that benefits would not trigger an excise tax, or (b) paid in full, whichever produces the better net after-tax position. In this case, the cash severance payment would be reduced to $2,318,483 in order to avoid triggering an excise tax to Mr. Massaro. Without taking into account any such reduction, the full amount of the cash severance payment would be $4,065,000.
(4)	In connection with his announced retirement, which is anticipated to occur in May 2018, Mr. Dunn is expected to receive the benefits provided under existing company benefit plans and policies, including potential RSU award vesting and payment in accordance with Newfield’s qualified retirement program, distribution of his Deferred Compensation Plan account balance pursuant to his previous distribution elections, and other benefits generally applicable to retiring employees, such as payment for accrued and unused vacation and access to Newfield’s medical plan.

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Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans as of December 31, 2017. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3) (#)
Equity compensation plans approved by security holders	2,900,505		$48.45	11,456,491
Equity compensation plans not approved by security holders	–		–	–
TOTAL	2,900,505	(4)	48.45	11,456,491

(1)	Of the 2,900,505 shares shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 154,970 were subject to outstanding stock option awards and 2,745,535 were subject to outstanding RSU awards as of December 31, 2017, with performance-based RSU awards included at 100% of target level.
(2)	The weighted-average exercise price per share reflected in the table above takes into account only the 154,970 option awards that were outstanding as of December 31, 2017. As of December 31, 2017, the weighted average remaining term of outstanding options was 0.1 years. RSU awards outstanding as of December 31, 2017 are not subject to exercise and do not have an exercise price.
(3)	Of the 11,456,491 shares remaining available for issuance as of December 31, 2017, reflected in the table above, 1,996,453 are available under our Amended and Restated 2010 Employee Stock Purchase Plan (approximately 72,371 of which are estimated to be issued in the current purchase period), and the remaining 9,460,038 shares are available under our 2017 Omnibus Incentive Plan. Under our 2017 Omnibus Incentive Plan, the number of shares available for issuance is reduced by 1.67 times the number of shares subject to restricted stock and RSU awards, and is reduced by an amount equal to the number of shares subject to option awards. The 9,460,038 shares available for grant under our 2017 Omnibus Incentive Plan assumes that all future awards under the plan will be stock options. Only 5,664,693 shares would be available for grant under our 2017 Omnibus Incentive Plan if all future awards under the plan are restricted stock or RSU awards. Thus far, all awards under the 2017 Omnibus Incentive Plan have been restricted stock or RSU awards.
(4)	Does not include 28,738 restricted stock awards that were outstanding as of December 31, 2017, or any equity-based compensation awards that are solely settled in cash.

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CEO Pay Ratio

Newfield strives to attract, retain, develop and engage top talent at all levels of its organization and to provide competitive compensation packages that pay for performance, based on company results and team and individual contributions, to enhance stockholder value. As with our executive pay, we annually evaluate how our overall workforce compensation is positioned in the market and what structures and components most effectively support our strategy, performance, succession and other objectives. Additional, detailed information regarding our executive compensation philosophy and the substantial “at risk” nature of our CEO’s pay components is provided in the “Compensation Discussion and Analysis” beginning on page 30.

As required by Item 402(u) of Regulation S-K, we are providing the following information:

	Total Compensation for 2017(1)	CEO to Median Employee Pay Ratio
Chairman, President and CEO	$12,095,580	91.90 to 1

Median Employee	$131,614	(for every $1 earned by the median employee, the President and CEO earns $91.90)

(1)	With respect to the annual total compensation of our Chairman, President and CEO, we used the amount reported for 2017 in the “Total” column of our Summary Compensation Table on page 48. Total compensation for 2017 for our median employee was calculated by adding together the following elements of such employee’s compensation for fiscal year 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K: (a) the median employee’s salary paid during 2017; (b) the median employee’s annual cash bonus for fiscal year 2017 paid in February 2018; (c) the grant date fair value, calculated as described in footnote (2) to our Summary Compensation Table on page 48, of time-based stock-settled RSUs granted to the median employee during 2017; and (d) the amount of employer matching contributions made on the median employee’s behalf to our 401(k) plan. No amounts were included with respect to (i) premiums or other amounts paid by us for health and welfare benefits provided to the Chairman, President and CEO or median employee under our non-discriminatory benefit plans or (ii) the value of any discounts provided for stock purchases made during 2017 under our ESPP.

To identify the median of the annual total compensation of our employees (excluding our Chairman, President and CEO), we did the following:

•	As of our selected median employee identification date of December 31, 2017 (our last payroll date of 2017), we determined that our employee population (including all full-time, part-time, temporary and seasonal employees, other than our Chairman, President and CEO) consisted of approximately 974 individuals located in the United States. We did not include any individuals classified by us as independent contractors or leased employees for payroll tax or employment law purposes as of December 31, 2017. In accordance with adjustments permitted by SEC rules, we have also chosen to exclude from the determination of our median employee the approximately 33 employees who we employ in China (including expatriate employees assigned to and located in China as of December 31, 2017), which represent less than 5% of our 1,008 total employees as of December 31, 2017.
•	We then used the amount of salary and other wages from our payroll records as reported to the Internal Revenue Service in box 1 of Form W-2 for fiscal year 2017, which amount was consistently applied for each of the 974 employees included in the calculation, to rank the compensation all such employees from lowest to highest. In making this determination, (1) we annualized the base salary compensation of any full-time or part-time employees who were hired in fiscal year 2017, and of any individuals on an unpaid leave of absence during any part of fiscal year 2017, and (2) we did not make any cost-of-living adjustments since all employees included in the calculation reside in the same jurisdiction as our Chairman, President and CEO. We selected as our median employee an individual whose applicable Form W-2 compensation was within $28 of the exact median compensation amount.

The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and the SEC guidance promulgated thereunder.

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Proposal 2:	Non-Binding Advisory Vote to Approve Named Executive Officer Compensation

We believe Newfield’s long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. We further believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers and those of our stockholders.

We believe sound corporate governance principles and effective compensation programs are interrelated. Our core executive compensation practices are summarized below:

PRACTICES WE FOLLOW	PRACTICES WE PROHIBIT
We structure our compensation so that a significant majority of our NEOs’ total direct compensation is at risk (for 2017, approximately 89% of our CEO’s total direct compensation was at risk)	We do not have employment agreements with any of our executive officers
We tie our AIP awards to a range of objective and strategic measurements	We prohibit executives from holding Newfield stock in a margin account or pledging it as collateral
We emphasize long-term performance in our equity-based incentive awards	We prohibit executive officers from buying, selling or writing puts, calls or options related to Newfield stock
50% of long-term incentive awards for our CEO, CFO and COO and 40% of our other NEOs’ long-term incentive awards are performance-based RSUs (for 2018, 60% of long-term incentive awards for all NEOs’ are performance-based RSUs)	We do not provide for excise tax gross-ups in connection with a change of control in any executive officer agreements entered into after January 2009, and it is our policy not to include any such tax gross-up in any future executive officer agreements
We use two representative and relevant peer groups, our Compensation Peer Group and TSR Performance Peer Group	We do not grant excessive perquisites, and all perquisites have a specific business rationale
Our change of control severance agreements are “double-trigger,” requiring both a change of control and a loss of position before any cash payments are awarded	We do not allow repricing of stock options without stockholder approval
We mandate stock ownership requirements for our officers and directors
Our Compensation Committee is made up solely of independent directors and engages an independent compensation consultant
We hold an annual say-on-pay advisory vote
Our clawback policy enables us to seek to recover equity and cash incentive awards inappropriately received by an executive officer
Our equity compensation plan includes minimum vesting or forfeiture requirements of at least one year

This proposal provides stockholders with the opportunity to cast an advisory vote to approve our executive compensation program.

The Board invites you to review carefully the “Executive Compensation” section and asks that you cast your vote to endorse Newfield’s executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to Newfield’s named executive officers, as disclosed in the 2018 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The above “say-on-pay” vote is being provided pursuant to SEC regulations. While this vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements. We include this stockholder advisory vote annually, and we expect that the next such vote will occur at the 2019 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the advisory resolution regarding executive compensation.

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Proposal 3:	Ratification of Appointment of Independent Auditor

The Audit Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2018. PricewaterhouseCoopers LLP has served as our independent auditor since 1993. We are not required to submit this proposal to our stockholders, but the Board believes it is appropriate and a good corporate governance practice to do so. If the appointment is not ratified, the Audit Committee will consider appointing a different independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. That representative may make a statement, and will be available to respond to appropriate questions.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Newfield’s independent auditor for fiscal year 2018.

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AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors consists of the five directors whose names appear below. Each member of the Audit Committee is “independent” as defined in the NYSE’s listing standards. The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	the integrity of Newfield’s financial statements and financial reporting processes and systems of internal control;
•	the qualifications and independence of Newfield’s independent auditors;
•	the performance of Newfield’s internal audit function and independent auditors; and
•	Newfield’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for appointing, retaining and terminating Newfield’s independent auditors and also performs the specific functions set forth in its charter, which include (1) ensuring execution and compliance of the Internal Audit Charter, (2) reviewing the activities, structure and reports of internal audit, including the scope thereof, and (3) obtaining assurances from management and internal audit that Newfield is in conformity with applicable legal requirements and Newfield policies. The Audit Committee held seven meetings in person or by telephone conference during 2017. The meetings were designed to facilitate and encourage communication between the Audit Committee and Newfield’s internal auditors and independent auditors.

PricewaterhouseCoopers LLP, Newfield’s independent auditors who report directly to the Audit Committee, is responsible for performing an independent audit of Newfield’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for Newfield’s internal control over financial reporting. PricewaterhouseCoopers LLP is also responsible for performing an independent audit of Newfield’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with Newfield’s management and PricewaterhouseCoopers LLP, Newfield’s independent auditors, the audited financial statements of Newfield included in its Annual Report on Form 10-K for the year ended December 31, 2017.

The Audit Committee has also discussed the financial statements with PricewaterhouseCoopers LLP, both with and without Newfield’s management present.

The Audit Committee has discussed with Newfield’s independent auditors all communications required by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including those required by the PCAOB’s Auditing Standard 1301, “Communication with Audit Committees.” The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed those matters with PricewaterhouseCoopers LLP. The Audit Committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Newfield’s Board of Directors that the audited financial statements be included in Newfield’s Annual Report on Form 10- K for the year ended December 31, 2017, filed with the SEC.

This report is submitted on behalf of the Audit Committee.

Thomas G. Ricks, Chair
Pamela J. Gardner
Edgar R. Giesinger, Jr.
Roger B. Plank
J. Terry Strange

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing by Newfield under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2016, and 2017, were as follows:

Category of Service	2016 ($)	2017 ($)
Audit fees	$2,153,500	$2,137,411
Audit-related fees	48,500	91,043
Tax fees	135,090	–
All other fees	5,713	6,678
TOTAL	$2,342,803	$2,235,132

The audit fees for 2016 and 2017 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in those years. The audit-related fees were for services related to accounting consultations concerning financial accounting and reporting standards and other audit matters. All other fees consist of fees for access to technical accounting literature. Tax fees were for services related to tax compliance, including the preparation of local and international tax returns for the year ended December 31, 2016.

The Audit Committee reviews and pre-approves all audit and non-audit services, including tax services, performed by our independent auditors, as well as the fees charged for these services. The Audit Committee may delegate pre-approval authority for these services to one or more members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors. The services described in the above table were pre-approved by the Audit Committee in 2016 and 2017.

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QUESTIONS AND ANSWERS ABOUT THE MEETING

Logistics

Where and when is the Annual Meeting?

The Annual Meeting will be held at 8:00 a.m. Central Daylight Time on Tuesday, May 15, 2018. As in the past, the meeting will be virtual—you may “attend” online at www.virtualshareholdermeeting.com/NFX2018. If you plan to only listen to the meeting, you can simply go to the meeting link and sign on. If you wish to vote or ask a question during the meeting, you will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials (“Notice”) or your proxy card.

Why is this Annual Meeting only virtual?

This is the fifth year Newfield has conducted a virtual annual meeting. The virtual-only format of the Annual Meeting allows us to use the latest technology to provide ease of access and cost savings for our stockholders and Newfield. Because the meeting is conducted via live webcast, stockholders have the opportunity not only to attend and listen to the presentations, but also to interact and communicate with us in real-time by asking questions and voting during the meeting, just as they would at an in-person meeting. Further, hosting a virtual meeting facilitates participation since stockholders can participate from any location.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting. com/NFX2018. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through our 401(k) plan, which must be voted prior to the meeting).

What if during the check-in-time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 1-855-449-0991 (Toll-free) or 720-378-5962 (International Callers).

Could matters be decided at the Annual Meeting that aren’t covered in this Proxy Statement?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this Proxy Statement. However, if any other matters are properly raised at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment or the Board’s recommendation.

Voting by Direct Stockholders

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on March 20, 2018, the record date for the meeting, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. You are entitled to one vote for each share of our common stock that you owned as of the record date. You may not cumulate votes in the election of directors. On the record date, we had 199,743,021 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of common stock entitled to vote will constitute a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present. In addition, broker non-votes (described below) will be considered present for quorum purposes.

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How do I vote?

There are four ways to vote:

INTERNET	TELEPHONE	MAIL	MEETING
Visit http://www.proxyvote.com, the website for Internet voting. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2018.	Call 1-800-690-6903 and follow the instructions on the Notice, or if you received a proxy card, follow the instructions on the proxy card. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 14, 2018.	If you received a proxy card by mail, you can complete, sign, date and return it in the postage-paid envelope provided. If your proxy card is returned unsigned, your vote cannot be counted. If your proxy card is signed without indicating how to vote, your proxy will be voted as recommended by the Board. Your proxy card must be received by May 14, 2018.	You may vote at the Annual Meeting online through the link www.virtualshareholdermeeting.com/NFX2018. The 16-digit control number provided on your Notice or proxy card is necessary to vote. We urge you to vote prior to the meeting by one of the other three methods.

If you hold your Newfield shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voter instruction card from your broker carefully.

If your Newfield shares are held in Newfield’s 401(k) Plan, then your vote must be received by 11:59 p.m. Eastern Daylight Time on May 13, 2018. The plan administrator will direct the trustee to vote shares as to which no instructions are timely received in proportion to voting directions received from all plan participants who properly vote.

The Board recommends that you vote online, by telephone, or by mail in advance of the Annual Meeting.

Can I change my vote?

You may revoke or change a proxy before the vote is taken at the Annual Meeting by:

•	giving notice of the revocation in writing to our Corporate Secretary at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380;
•	submitting another valid proxy with a later date, either by mail (properly signed), or by telephone or over the Internet (by 11:59 p.m. Eastern Daylight Time on May 14, 2018);
•	voting at the Annual Meeting through the link www.virtualshareholdermeeting.com/NFX2018; or
•	if you have instructed your broker or other nominee to vote your shares, by following the directions provided by that agent for changing those instructions.

If your shares are held in our 401(k) Plan, you may revoke or change your proxy by one of the foregoing methods, except that your new 401(k) Plan participant proxy must be received by 11:59 p.m. (Eastern Daylight Time) on May 13, 2018.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

Can I vote my stock by filling out and returning the Notice?

No. The Notice merely provides instructions on how to vote. It is not a formal proxy card.

What is the effect of an “advisory” vote?

Your votes with respect to the approval of our executive compensation and the ratification of PricewaterhouseCoopers LLP are advisory. The outcome of those votes will not be binding upon the Board or its committees, but the relevant committees will take the outcome of the advisory votes into account when considering future executive compensation arrangements and evaluating Newfield’s independent auditor.

Voting by Brokers and Other Representatives

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”?

If your shares are registered in your name at American Stock Transfer & Trust Company, LLC, you are a “stockholder of record.” If your shares are registered at American Stock Transfer & Trust Company, LLC in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in “street name” and you are the “beneficial owner” of the shares.

What is a “broker non-vote”?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote stock held in street name on non-routine matters unless they have received voting instructions from their customers. If a broker does not receive voting instructions in a non-routine matter, the uninstructed shares are called “broker non-votes.” Uninstructed shares are considered “present” for purposes of determining whether there is a quorum to hold the Annual Meeting, but will not affect the outcome of the vote on any non-routine matter.

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Which matters to be considered at the Annual Meeting are non-routine and which are routine?

There are two non-routine matters to be considered at the Annual Meeting: (1) election of directors, and (2) the advisory vote on our executive compensation program. Brokers may vote on these two matters only if they have received voting instructions from their customers.

The ratification of the independent auditor is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

Proxy Solicitation

What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We have designated Lawrence S. Massaro, Executive Vice President and Chief Financial Officer, Timothy D. Yang, General Counsel and Corporate Secretary, and Benjamin J. Paul, Assistant General Counsel and Assistant Corporate Secretary, to act as proxy holders at the Annual Meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

Who pays for the proxy solicitation related to the Annual Meeting?

We will bear the entire cost of this solicitation, including preparing, assembling, printing, and mailing of the Notice and any mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Newfield, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. You also may be solicited by means of press releases issued by Newfield, postings on our website at http://www.newfield.com, or other media forms. We have retained Innisfree M&A Inc. to assist us with the solicitation of proxies related to the 2018 Annual Meeting for an estimated fee of $20,000 plus expenses. Innisfree ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to beneficial owners. We also will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to beneficial owners of our common stock.

Proxy Materials

What is householding?

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, multiple stockholders residing at the same address will receive a single copy of our Annual Report and Proxy Statement, or the Notice, unless they have notified us that they want to receive multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report, Proxy Statement and/or the Notice mailed to you, or you would like to revoke your consent to householding for future documents, please contact Broadridge Financial Solutions, Inc., either by calling 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Broadridge or Newfield will promptly deliver any additional copies requested. If you would like to enroll in householding, please contact Broadridge as described above.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. Therefore, if you have accounts containing our common stock at more than one brokerage firm, you will receive a copy of our Annual Meeting materials from each firm. To avoid receiving duplicate sets of printed materials, you may wish to enroll some or all of your accounts in our electronic delivery program by following the instructions provided with your proxy materials and on your proxy card or voting instruction card when you vote using the Internet.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available on our website at: http://www.newfield.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to some of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, you may request to receive future proxy materials in printed form by mail or electronically by e-mail. Your election to receive proxy materials by mail or e-mail will remain in effect until you terminate it.

Why didn’t I receive a Notice of Internet Availability of Proxy Materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with a full set of printed

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proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or using the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card when you vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Additional Information Available

For stockholders receiving paper copies of this Proxy Statement, a copy of our Annual Report for the year ended December 31, 2017 (which includes our Annual Report on Form 10-K for the year ended December 31, 2017) will accompany the Proxy Statement. For stockholders receiving the Notice only, the Proxy Statement and our 2017 Annual Report will be available electronically.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, are also available on our website (http://www.newfield.com) or you may request a copy of the Annual Report on Form 10-K (without exhibits) and/or the Proxy Statement, without charge, by writing to our Investor Relations Department at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. None of the information contained in our Annual Report is proxy solicitation material.

Annual Meeting Voting Results

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting or, if later, within four business days after the final voting results are known. You may access this report free of charge on our website at http://www.newfield.com, by contacting our Investor Relations Department at 281-210-5321, or on the SEC’s website at http://www.sec.gov.

Stockholder List

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380. The list of stockholders will also be available for stockholders during the Annual Meeting through the link www.virtualshareholdermeeting.com/NFX2018.

Stockholder Proposals for 2019 Annual Meeting and Director Nominations

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Bylaws permit a stockholder (or a group of no more than 20 stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock as of the date of giving notice (as set forth in our Bylaws) and has complied with the other requirements set forth in our Bylaws, to submit director nominees (which shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a stockholder’s notice of such nomination (as set forth in our Bylaws) may be delivered) for inclusion in our proxy statement along with the candidates nominated by the Board if the stockholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

Notice of director nominees submitted under these Bylaw provisions must be received at our principal executive offices, located at 4 Waterway Square Place, Suite 100, The Woodlands, Texas 77380, Attn: Corporate Secretary, no earlier than the close of business 150 days, nor later than 120 days, prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting. Based upon the anniversary date of our Company’s issuance of the Proxy Statement for the 2018 Annual Meeting, a stockholder or stockholders must send advance written notice of such nominations such that the notice is received by us not earlier than the close of business on October 30, 2018 and no later than the close of business on November 29, 2018. Notice must include all information required by our Bylaws.

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Director Nominees and Other Stockholder Proposals Not for Inclusion in Next Year’s Proxy Statement

Under our Bylaws, and as SEC regulations permit, you must follow certain procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders. Specifically, you must submit the proposed nominee or item of business by delivering notice to our Corporate Secretary at our principal executive offices at the address set forth above. For our 2019 Annual Meeting, we must receive such notice between January 15, 2019, and February 14, 2019. If circumstances change and we do not hold the 2019 Annual Meeting in May as we currently expect, any notice must be received by the later of (1) 90 days before the Annual Meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made. If we hold a special meeting, we must receive the notice by the later of (1) 90 days before the special meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about the nominee or the proposed business, as applicable, and the stockholder making the nomination or proposal. We will disregard any nomination or proposal that does not comply with these requirements.

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Appendix A:	Explanation and Reconciliation of Non-GAAP Financial Measures and Other Calculations

Domestic Production (sales + lease fuel)

Production as reported in our 2017 Annual Report on Form 10-K excludes lease fuel consumed in operations. Production volumes sold plus lease fuel is in some cases more comparable to estimates provided by competitors or security analysts.

	Year ended December 31, 2017
Domestic Production (sales + lease fuel)	Crude Oil and Condensate (MMBbls)	NGLs (MMBbls)	Natural Gas (Bcf)	Total Oil Equivalents (MMBOE)
Domestic production	22.3	11.6	125.6	54.8
Plus: fuel	–	–	4.5	.8
Total domestic production (sales + lease fuel)	22.3	11.6	130.1	55.6

Domestic Proved Reserves Replacement Ratio

The reserve-replacement ratio measures the amount of proved reserves added to a company’s reserve base during the year relative to the amount of oil and gas produced. This reserve-replacement ratio is just one method investors should consider when evaluating exploration and production company performance.

Replacement Ratio of Domestic Proved Reserves	MMBOE
Domestic proved oil and gas reserves, December 31, 2016	508
Change in proved oil and gas reserves attributable to:
Extensions, discoveries and other	74
Tank and performance revisions	167
Volumes attributable to new proved locations	241 [a]
Production	(56)[b]
Revisions of previous estimates (excluding tank and performance revisions)	(16)
Net acquisitions and divestitures	1
Domestic proved oil and gas reserves, December 31, 2017	678
Replacement Ratio of Domestic Proved Reserves(1)	435% =a/b

(1) Percentage calculation used actual amounts, table amounts include immaterial rounding.

Discretionary Cash Flow (Net Cash Provided by Operating Activities before Changes in Operating Assets and Liabilities)

Discretionary cash flow, or net cash provided by operating activities before changes in operating assets and liabilities, is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. Discretionary cash flow is a non-GAAP financial measure, and should not be considered an alternative to net cash provided by operating activities as defined by GAAP.

Reconciliation of net cash provided by operating activities to discretionary cash flow	Year ended December 31, 2017 (in millions)
Net cash provided by operating activities	$952
Net change in operating assets	110
Discretionary cash flow	$1,062

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Domestic Controllable Expense per Unit ($/BOE)

Controllable per unit costs presents certain costs under management’s control per BOE produced. This ratio is just one method investors should consider when evaluating exploration and production company performance.

Domestic Controllable Expense by Unit	Year ended December 31, 2017 (in millions)
Recurring lease operating expense	$165
Major lease operating expense	23
Net cash general & administrative cost	201
Total controllable expenses	$389	[a]
	MMBOE
Domestic production	55.6	[b]
Per Unit Expense(1)	$6.99=a/b

(1) Per unit calculation used actual amounts, table amounts include immaterial rounding.

Domestic Finding and Development Costs ($/BOE)

Newfield defines domestic finding and development costs as the domestic costs incurred less capitalized direct internal costs, geological and geophysical costs, land costs, acquisitions and other costs, which are related to asset retirement obligations. We divide the domestic finding and development costs by new proved developed reserves attributable to finding and development activities. New proved developed reserves are sourced from proved undeveloped and probable reserve conversions, additions/extensions and infill drilling. Management believes achieving low-cost operational performance is critical to our long-term objectives. This goal assesses Newfield’s ability to realize “continuous cost to manufacture new well” improvements that drive the intrinsic value of Newfield’s key resource plays’ learning curves through either lower well costs and/or greater ultimate recoveries.

Domestic Finding and Development Costs per BOE	Year ended December 31, 2017 (in millions)
Total Domestic Costs Incurred	$1,336
Less: Costs incurred other than finding and development activities:
Capitalized direct internal costs	(125)
Geological, geophysical, and land costs	(99)
Acquisitions	(108)
Other	26
Domestic finding and development costs	$1,030 [a]
MMBOE
Domestic proved developed oil and gas reserves, December 31, 2016	309
Change in proved developed oil and gas reserves attributable to:
Production	(56)
Net acquisitions and divestitures	1
Other revisions	49
Change in proved developed oil and gas reserves before finding and development activities	303
Change in proved developed oil and gas reserves attributable to finding and development activities(1)	95 [b]
Domestic proved developed oil and gas reserves, December 31, 2017	398
Domestic Development Costs	$10.88=a/b

(1) Defined as performance revisions related to positive tank revisions, transfers, extensions, discoveries and other additions.

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Domestic Operating Costs (adjusted)

Domestic operating expenses were adjusted to remove the impact of ceiling test impairments, depreciation, depletion and amortization (“DD&A”), shortfall fees and unused firm gas transportation in order to not distort the trend during the periods presented.

Domestic:	2015	2016	2017
Total operating expenses	$6,274	$2,147	$1,194
Less:
DD&A	754	458	443
Ceiling test impairments	4,786	962	–
Unused firm transportation and shortfall fees	56	69	83
Domestic operating costs (adjusted)	$678	$658	$668

Sales (MBOE)	49,277	53,344	54,817
Per unit-of-production domestic operating costs (adjusted)	$13.76	$12.34	$12.19

Year over Year change		-10%	-1%
2015 v. 2017 change			-11%

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Vision

To be recognized as the premier independent E&P company, delivering operational excellence, top tier business results and value to our shareholders, employees and the communities in which we live and work.

Mission

People, passion and pride combine to power our future. With an entrepreneurial spirit, we work hard every day to find and produce oil, natural gas and related products safely, responsibly and profitably for the benefit of our stakeholders.

Core Values

EXCELLENCE
We pursue excellence in everything that we do. We are passionate about delivering industry-leading performance throughout our Company.

INTEGRITY
We uphold high ethical standards and treat our shareholders, business partners and neighboring communities with integrity and respect. We play by the rules, do the right thing and allow the character of our employees to define us.

SAFETY & ENVIRONMENT
We are committed to a culture of safety and responsible environmental stewardship, and to the health and safety of everyone working with us.

ACCOUNTABILITY
We are owners and treat every asset, project and investment as our own. We are committed to profitably growing our business and creating long-term shareholder value.

INNOVATION & COLLABORATION
We work to leverage the best technologies, develop superior processes and deliver optimum performance. Success is defined as getting the right things done right.

ADAPTABILITY
We believe that adaptability is a competitive advantage. We embrace change and constantly evolve our strategies to remain competitive, profitable and relevant.

NEWFIELD

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
Ph: 281-210-5100 | Fax: 281-210-5101
www.newfield.com

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NEWFIELD

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 14, 2018 (other than 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NFX2018**

You may attend and vote during the meeting. Have the information printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 14, 2018 (other than 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so it is received by May 14, 2018.

401(K) PLAN PARTICIPANTS
All votes by 401(k) plan participants submitted over the Internet, by phone or by mail must be received by 11:59 P.M. Eastern Daylight Time on May 13, 2018.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38144-P03923

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NEWFIELD EXPLORATION COMPANY

The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3. Each proposal below is proposed by Newfield Exploration Company and is not conditioned on the approval of any other proposal.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lee K. Boothby	☐	☐	☐
1b. Pamela J. Gardner	☐	☐	☐
1c. Edgar R. Giesinger, Jr.	☐	☐	☐
1d. Steven W. Nance	☐	☐	☐
1e. Roger B. Plank	☐	☐	☐
1f. Thomas G. Ricks	☐	☐	☐
1g. Juanita M. Romans	☐	☐	☐
1h. John W. Schanck	☐	☐	☐

	For	**Against**	**Abstain**
1i. J. Terry Strange	☐	☐	☐
1j. J. Kent Wells	☐	☐	☐
2. Non-binding advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of appointment of PricewaterhouseCoopers LLP as independent auditor for fiscal 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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www.proxyvote.com

E38145-P03923

NEWFIELD

NEWFIELD EXPLORATION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2018

The undersigned stockholder of Newfield Exploration Company (herein, the "Company") hereby makes, constitutes and appoints Lawrence S. Massaro, Timothy D. Yang and Benjamin J. Paul, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company common stock that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 8:00 a.m. Central Daylight Time on May 15, 2018 via live webcast at www.virtualshareholdermeeting.com/NFX2018, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

This proxy, when properly executed or submitted over the Internet, by telephone, or by mail will be voted in the manner directed herein by the undersigned stockholder. If no direction is made but the card is signed, this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3 (other than 401(k) plan participants discussed below). If any other matters properly come before the meeting, the proxies will vote as recommended by the Board of Directors or, if there is no recommendation, in their discretion.

If shares of Company common stock are issued to or held for the account of the undersigned under employee plans (such as the Company's 401(k) plan) and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Company common stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the annual meeting and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. The plan administrator for the Company's 401(k) plan will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all participants who vote.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Changes/Comments: ______________________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE